As filed with the Securities and Exchange Commission on March 5, 2010
Registration No. 333- 162219

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

The Royal Bank of Scotland Group plc

The Royal Bank of Scotland plc

 (Exact Name of Registrant as Specified in Its Charter)
United Kingdom
(State or Other Jurisdiction of Incorporation or Organization)
Not Applicable
(I.R.S. Employer Identification No.)

RBS Gogarburn, PO Box 1000
Edinburgh EH12 1HQ
United Kingdom
011-44-131-626-0000
(Address and Telephone Number of Registrant’s Principal Executive Offices)

John Fawcett
Chief Financial Officer
Citizens Financial Group, Inc.
600 Washington Boulevard
Stamford, Connecticut, 06901
United States
(203) 897 5087
(Name, Address and Telephone Number of Agent for Service)

Please send copies of all communications to:
Nigel D. J. Wilson Davis Polk & Wardwell LLP 99 Gresham Street London EC2V 7NG England Tel. No.: 011-44-20-7418-1300	Richard J. B. Price Shearman & Sterling LLP Broadgate West 9 Appold Street London EC2A 2AP England Tel. No.: 011-44-20-7655-5000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered/Proposed maximum offering pre unit/Proposed maximum price	Amount of registration fee
Debt Securities of The Royal Bank of Scotland Group plc	Unspecified(1)	$0(2)
Dollar Preference Shares of The Royal Bank of Scotland Group plc(3)	Unspecified(1)	$0(2)
Debt Securities of The Royal Bank of Scotland plc	Unspecified(1)	$0(2)
The Royal Bank of Scotland Group plc Guarantees of Debt Securities of The Royal Bank of Scotland plc(4)	Unspecified(1)	$0(2)

(1)
An unspecified initial offering price, aggregate number of, or principal amount of, the Debt Securities and the Dollar Preference Shares of The Royal Bank of Scotland Group plc or the Debt Securities of The Royal Bank of Scotland plc and the related Guarantees of The Royal Bank of Scotland Group plc, as the case may be, are being registered as may from time to time be offered at unspecified prices.  Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.

(2)	Deferred in reliance upon Rule 456(b) and Rule 457(r) under the Securities Act.

(3)
American Depositary Shares evidenced by American Depositary Receipts issuable upon deposit of the Preference Shares registered hereby have been registered under a separate Registration Statement on Form F-6.

(4)	Guarantees of the Debt Securities of The Royal Bank of Scotland plc will be issued by The Royal Bank of Scotland Group plc. No separate consideration will be received for any of these guarantees.

Explanatory Note

The Royal Bank of Scotland Group plc filed a Registration Statement on Form F-3 (File No. 333-162219) on September 30, 2009. That Registration Statement, when filed, included an EDGAR submission header that did not include a CIK code for The Royal Bank of Scotland plc (“RBS”) as co-registrant. This post-effective amendment is being filed to correct the prior EDGAR submission header and include the CIK code for RBS to ensure that the securities of RBS are also registered in the Registration Statement.

PROSPECTUS

THE ROYAL BANK OF SCOTLAND GROUP plc

By this prospectus we may offer —

DEBT SECURITIES
DOLLAR PREFERENCE SHARES

We will provide the specific terms of these securities, and the manner in which they will be offered, in one or more supplements to this prospectus. Any supplement may also add, update or change information contained, or incorporated by reference, in this prospectus. You should read this prospectus and the supplements carefully before you invest.

You should read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information” and the heading “Incorporation of Documents by Reference”, before investing in our securities. The amount and price of the offered securities will be determined at the time of the offering.

Our American depositary shares, or ADSs, each representing one ordinary share (or a right to receive one ordinary share), and evidenced by an American Depositary Receipt or uncertificated securities, are listed on the New York Stock Exchange under the symbol “RBS”. Our ordinary shares are listed on the London Stock Exchange. Our series of American Depositary Shares representing non-cumulative dollar preference shares and evidenced by American Depositary Receipts (Series F, Series H, Series L, Series M, Series N, Series P, Series Q, Series R, Series S, Series T, and Series U) are also listed on the New York Stock Exchange.

Investing in our debt securities involves risks that are described in the “Risk Factors” section of our annual reports filed with the Securities and Exchange Commission or in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is September 30, 2009.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (“SEC”) using a “shelf” registration or continuous offering process.  Under this shelf process, we may sell the securities described in this prospectus in one or more offerings of an unspecified amount in one or more foreign currencies or currency units.

This prospectus provides you with a general description of the debt securities and dollar preference shares we may offer, which we will refer to collectively as the “securities”.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement will provide information regarding certain tax consequences of the purchase, ownership and disposition of the offered securities.  The prospectus supplement may also add to, update or change information contained in this prospectus.  If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement.  We will file each prospectus supplement with the SEC.  You should read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information”.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus.  The registration statement can be read at the SEC’s offices or obtained from the SEC’s website mentioned under the heading “Where You Can Find More Information”.

Certain Terms

In this prospectus, the terms “we”, “us”, “our” or “RBSG” refer to The Royal Bank of Scotland Group plc, the term “Group” means The Royal Bank of Scotland Group plc and its subsidiaries, the term “RBS plc” means The Royal Bank of Scotland plc, the term “RBS” or the “Royal Bank” means RBS plc and its subsidiaries, the term “NWB Plc” means National Westminster Bank Plc and the term “NatWest” means NWB Plc and its subsidiaries.

We publish our consolidated financial statements in pounds sterling (“£” or “sterling”), the lawful currency of the United Kingdom.  In this prospectus and any prospectus supplement, references to “dollars” and “$” are to United States dollars.

USE OF PROCEEDS

Unless we have disclosed a specific plan in the accompanying prospectus supplement, we will use the net proceeds from the sale of the securities offered by this prospectus in the general business of our Group and to strengthen further our Group’s capital base.  The Group has raised capital in various markets from time to time and we expect to continue to raise capital in appropriate markets as and when required.

THE ROYAL BANK OF SCOTLAND GROUP PLC

RBSG is a public limited company incorporated in Scotland with registration number SC045551.  RBSG was incorporated under Scots law on March 25, 1968.  RBSG is the holding company of a large global banking and financial services group. Headquartered in Edinburgh, the Group operates in the United Kingdom, the United States and internationally through its two principal subsidiaries, RBS and NatWest.  Both RBS and NatWest are major U.K. clearing banks whose origins go back over 275 years.  In the United States, the Group’s subsidiary Citizens Financial Group, Inc. is a large commercial banking organisation.  The Group has a large and diversified customer base and provides a wide range of products and services to personal, commercial and large corporate and institutional customers.

The Commissioners of Her Majesty’s Treasury currently holds 70.3% of the issued ordinary share capital of RBSG.  On February 26, 2009, RBSG announced its intention to issue up to £25.5 billion of B Shares to the U.K. Government.  If all such B Shares are issued, conversion of the B Shares would increase this ownership interest to approximately 84.4% of the issued ordinary share capital of RBSG.

The Group had total assets of £2,401.7 billion and owners’ equity of £58.9 billion at December 31, 2008. The Group’s capital ratios at that date, which included the equity minority interest of the State of the Netherlands and Banco Santander, S.A. (“Santander”) in ABN AMRO Holdings N.V. (“ABN AMRO”), were a total capital ratio of 14.1%., a Core Tier 1 capital ratio of 6.8% and a Tier 1 capital ratio of 10.0%.  As at June 30, 2009, RBSG had total assets of £1,818.9 billion and owners’ equity of £55.7 billion.  RBSG’s Tier 1 and Core Tier 1 capital ratios at that date were 9.3% and 7.0%, respectively.

On October 17, 2007, RFS Holdings B.V. (“RFS Holdings”), which at the time was owned by RBSG, Fortis N.V., Fortis SA/NY, Fortis Bank Nederland (Holding) N.V. and Santander, completed the acquisition of ABN AMRO.  RFS Holdings, which is now jointly owned by RBSG, the State of the Netherlands and Santander (the “Consortium Members”), is in the process of implementing an orderly separation of the business units of ABN AMRO, with ABN AMRO’s global wholesale businesses and international retail businesses in Asia and the Middle East subject to the outcome of RBSG’s strategic review.  Certain other assets will continue to be shared by the Consortium Members.

RBSG’s registered office is 36 St Andrew Square, Edinburgh EH2 2YB, Scotland and its principal place of business is RBS Gogarburn, PO Box 1000, Edinburgh EH12 1HQ, Scotland, telephone +44 131 626 0000.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities.  Each time that we issue debt securities, we will file a prospectus supplement with the SEC, which you should read carefully.  The prospectus supplement may contain additional terms of those debt securities.  The terms presented here, together with the terms contained in the prospectus supplement, will be a description of the material terms of the debt securities, but if there is any inconsistency between the terms presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here.  You should also read the indentures under which we will issue the debt securities, which we have filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

When we refer to “debt securities” in this prospectus, we mean the senior debt securities, the subordinated debt securities and the capital securities.  The subordinated debt securities and the capital securities of any series will be our subordinated obligations.  Senior debt securities will be issued under a senior debt indenture.  Subordinated debt securities will be issued under a subordinated debt indenture.  Capital debt securities that have no stated maturity will be issued under a capital securities indenture.  Each indenture is a contract between us and The Bank of New York Mellon, which will initially act as trustee.  The indentures are substantially identical, except for certain provisions such as those relating to subordination, which are included only in the subordinated debt indenture and the capital securities indenture.  None of the indentures limit our ability to incur additional indebtedness, including additional senior indebtedness.

General

The debt securities are not deposits and are not insured or guaranteed by the U.S. Federal Deposit Insurance Corporation or any other government agency of the United States or the United Kingdom.

The indentures do not limit the amount of debt securities that we may issue.  We may issue debt securities in one or more series.  The relevant prospectus supplement for any particular series of debt securities will describe the terms of the offered debt securities, including some or all of the following terms:

•	whether they are senior debt securities, capital securities or subordinated debt securities;

•	their specific designation, authorized denomination and aggregate principal amount;

•	the price or prices at which they will be issued;

•	whether such debt securities will be dated debt securities with a specified maturity date or undated debt securities with no specified maturity date;

•	the annual interest rate or rates, or how to calculate the interest rate or rates;

•	the date or dates from which interest, if any, will accrue or the method, if any, by which such date or dates will be determined;

•
whether payments are subject to a condition that we are able to make such payment and remain able to pay our debts as they fall due and our assets continue to exceed our liabilities (other than subordinated liabilities);

•	the times and places at which any interest payments are payable;

•	the terms of any mandatory or optional redemption, including the amount of any premium;

•	any modifications or additions to the events of defaults with respect to the debt securities offered;

•	any provisions relating to conversion or exchange for other securities issued by us;

•	the currency or currencies in which they are denominated and in which we will make any payments;

•	any index used to determine the amount of any payments on the debt securities;

•	any restrictions that apply to the offer, sale and delivery of the debt securities and the exchange of debt securities of one form for debt securities of another form;

•
whether and under what circumstances, if other than those described in this prospectus, we will pay additional amounts on the debt securities following certain developments with respect to withholding tax or information reporting laws and whether, and on what terms, if other than those described in this prospectus, we may redeem the debt securities following those developments;

•	the terms of any mandatory or optional exchange; and

•	any listing on a securities exchange.

In addition, the prospectus supplement will describe the material U.S. federal and U.K. tax considerations that apply to any particular series of debt securities.

Debt securities may bear interest at a fixed rate or a floating rate.  We will sell any subordinated debt securities that bear no interest, or that bear interest at a rate that at the time of issuance is below the prevailing market rate, at a discount to their stated principal amount.

Holders of debt securities shall have no voting rights except those described under the heading “— Modification and Waiver” below.

Form of Debt Securities; Book-Entry System

General

Unless the relevant prospectus supplement states otherwise, the debt securities shall initially be represented by one or more global securities in registered form, without coupons attached, and will be deposited with or on behalf of one or more depositary, including, without limitation, The Depository Trust Company (“DTC”), Euroclear Bank S.A./N.V. (“Euroclear Bank”), as operator of the Euroclear System (“Euroclear”) and/or Clearstream Banking S.A. (“Clearstream Luxembourg”), and will be registered in the name of such depositary or its nominee. Unless and until the debt securities are exchanged in whole or in part for other securities that we issue or the global securities are exchanged for definitive securities, the global securities may not be transferred except as a whole by the depositary to a nominee or a successor of the depositary.

The debt securities may be accepted for clearance by DTC, Euroclear and Clearstream Luxembourg.  Unless the relevant prospectus supplement states otherwise, the initial distribution of the debt securities will be cleared through DTC only.  In such event, beneficial interests in the global debt securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including, as applicable, Euroclear and Clearstream Luxembourg.

The laws of some states may require that certain investors in securities take physical delivery of their securities in definitive form.  Those laws may impair the ability of investors to own interests in book-entry securities.

So long as the depositary, or its nominee, is the holder of a global debt security, the depositary or its nominee will be considered the sole holder of such global debt security for all purposes under the indentures.  Except as described below under the heading “—Issuance of Definitive Securities”, no participant, indirect participant or other person will be entitled to have debt securities registered in its name, receive or be entitled to receive physical delivery of debt securities in definitive form or be considered the owner or holder of the debt securities under the indentures.  Each person having an ownership or other interest in debt securities must rely on the procedures of the depositary, and, if a person is not a participant in the depositary, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest to exercise any rights and obligations of a holder under the indentures or the debt securities.

Payments on the Global Debt Security

Payments of any amounts in respect of any global securities will be made by the trustee to the depositary.  Payments will be made to beneficial owners of debt securities in accordance with the rules and procedures of the depositary or its direct and indirect participants, as applicable.  Neither we nor the trustee nor any of our agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between the depositary and any beneficial owner of an interest in a global security, or the failure of the depositary or any intermediary to pass through to any beneficial owner any payments that we make to the depositary.

The Clearing Systems

DTC, Euroclear and Clearstream Luxembourg have advised us as follows:

DTC.  DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

Euroclear.  Euroclear holds securities for its participants and clears and settles transactions between its participants through simultaneous electronic book-entry delivery against payment.  Euroclear provides various other services, including safekeeping, administration, clearance and settlement and securities lending and borrowing, and interfaces with domestic markets in several countries.  Securities clearance accounts and cash accounts with

Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable law (collectively, the “Euroclear Terms and Conditions”).  The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

Clearstream Luxembourg.  Clearstream Luxembourg is incorporated under the laws of The Grand Duchy of Luxembourg as a professional depositary.  Clearstream Luxembourg holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates.  Clearstream Luxembourg provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream Luxembourg interfaces with domestic markets in several countries.

Issuance of Definitive Securities

So long as the depositary holds the global securities of a particular series of debt securities, such global securities will not be exchangeable for definitive securities of that series unless:

•
the depositary notifies the trustee that it is unwilling or unable to continue to act as depositary for the debt securities or the depositary ceases to be a clearing agency registered under the Exchange Act;

•	we are wound up and we fail to make a payment on the debt securities when due; or

•
at any time we determine at our option and in our sole discretion that the global securities of a particular series of debt securities should be exchanged for definitive debt securities of that series in registered form.

Each person having an ownership or other interest in a debt security must rely exclusively on the rules or procedures of the depositary as the case may be, and any agreement with any direct or indirect participant of the depositary, including Euroclear or Clearstream Luxembourg and their participants, as applicable, or any other securities intermediary through which that person holds its interest, to receive or direct the delivery of possession of any definitive security.  The indentures permit us to determine at any time and in our sole discretion that debt securities shall no longer be represented by global securities.  DTC has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global securities at the request of each DTC participant.  We would issue definitive certificates in exchange for any such beneficial interests withdrawn.

Unless otherwise specified in the prospectus supplement, definitive debt securities will be issued in registered form only.  To the extent permitted by law, we, the trustee and any paying agent shall be entitled to treat the person in whose name any definitive security is registered as its absolute owner.

Payments in respect of each series of definitive securities will be made to the person in whose name the definitive securities are registered as it appears in the register for that series of debt securities.  Payments will be made in respect of the debt securities by check drawn on a bank in New York or, if the holder requests, by transfer to the holder’s account in New York.  Definitive securities should be presented to the paying agent for redemption.

If we issue definitive debt securities of a particular series in exchange for a particular global debt security, the depositary, as holder of that global debt security, will surrender it against receipt of the definitive debt securities, cancel the book-entry debt securities of that series, and distribute the definitive debt securities of that series to the persons and in the amounts that the depositary specifies pursuant to the internal procedures of such depositary.

If definitive securities are issued in the limited circumstances described above, those securities may be transferred in whole or in part in denominations of any whole number of securities upon surrender of the definitive securities certificates together with the form of transfer endorsed on it, duly completed and executed at the specified office of a paying agent.  If only part of a securities certificate is transferred, a new securities certificate representing the balance not transferred will be issued to the transferor within three business days after the paying agent receives the certificate.  The new certificate representing the balance will be delivered to the transferor by uninsured post at the risk of the transferor, to the address of the transferor appearing in the records of the paying agent.  The new certificate representing the securities that were transferred will be sent to the transferee within three business days after the paying agent receives the certificate transferred, by uninsured post at the risk of the holder entitled to the securities represented by the certificate, to the address specified in the form of transfer.

Settlement

Initial settlement for each series of debt securities and settlement of any secondary market trades in the debt securities will be made in same-day funds.  Book-entry debt securities held through DTC will settle in DTC’s Same-Day Funds Settlement System.

Payments

We will make any payments of interest and, in the case of subordinated debt securities, principal, on any particular series of debt securities on the dates and, in the case of payments of interest, at the rate or rates, that we set out in, or that are determined by the method of calculation described in, the relevant prospectus supplement.

Subordinated Debt Securities

Unless the relevant prospectus supplement provides otherwise, if we do not make a payment on that series of subordinated debt securities on any payment date, our obligation to make that payment shall be deferred, if it is an interest payment, until the date upon which we pay a dividend on any class of our share capital and, if it is a principal payment, until the first business day after the date that falls six months after the original payment date (a “Deferred Payment Date”). If we fail to make a payment before the Deferred Payment Date, that failure shall not create a default or otherwise allow any holder to sue us for the payment or take any other action.  Each payment that is deferred in this way will accrue interest at the rate prevailing in accordance with the terms of the series of debt securities immediately before the original payment date.  Any payment deferred in this way shall not be treated as due for any purpose, including for the purposes of ascertaining whether or not a Subordinated Debt Security Default has occurred, until the Deferred Payment Date.

Capital Securities

We are not required to make payments on any series of capital securities on any payment date and if we fail to make a payment, such failure shall not create a default.  Any payment that we do not make in respect of any series of capital securities on any applicable payment date, together with any other unpaid payments, so long as they remain unpaid, shall be “Missed Payments” and will accumulate until paid.  Missed Payments will not bear interest.

We may choose to pay any Missed Payments in whole or in part at any time on not less than 14 days’ notice to the trustee, but, except as otherwise provided in the prospectus supplement, all Missed Payments on all capital securities of a particular series outstanding at the time shall become due and payable in full upon the occurrence of an “Event of Default” or, subject to the “solvency condition”, a “Capital Security Default”.  These terms are defined below under the heading “—Events of Default and Defaults; Limitation of Remedies”.  If we give notice that we intend to pay all or part of the Missed Payments on the capital securities of any series, we shall be obliged, subject to the solvency condition, to do so at the time specified in our notice.

Except in a winding up, all payments on the capital securities of any series will be conditional upon our being solvent at the time of payment, and we will not make any payment unless we will still be solvent immediately afterwards.  This is called the “solvency condition”.  For this purpose, we shall be solvent if we are able to pay our debts as they fall due and our total non-consolidated assets exceed our total non-consolidated liabilities, excluding liabilities that do not constitute “Senior Claims” (as defined under the heading “—Subordination” below) except in the case of the optional redemption or repurchase of any capital securities.  A report as to our solvency by a director or, in certain circumstances, our auditors shall, unless there is a manifest error, be treated and accepted by us, the trustee and any holder of capital securities as correct and sufficient evidence of solvency or insolvency.  If we fail to make any payment as a result of failure to satisfy the solvency condition, that payment will constitute a Missed Payment and will accumulate with any other Missed Payments until paid.  In a winding up, the amount payable on capital securities of any series will be determined in accordance with the capital security subordination provisions described under the heading “ —Subordination” below.

You should note that if we are unable to make any payment on the capital securities of any series because we are not able to satisfy the solvency condition, the amount of any payment which we would otherwise make will be available to meet our losses.

Subordination

Senior Debt Securities

Unless the relevant prospectus supplement provides otherwise, senior debt securities and coupons (if any) appertaining thereto constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all of our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Subordinated Debt Securities

Unless the relevant prospectus supplement provides otherwise, in a winding up, all payments on any series of subordinated debt securities will be subordinate to, and subject in right of payment to the prior payment in full of, all claims of all of our creditors other than claims in respect of any liability that is, or is expressed to be, subordinated, whether only in the event of a winding up or otherwise, to the claims of all or any of our creditors, in the manner provided in the subordinated debt indenture.

Capital Securities

Unless the relevant prospectus supplement provides otherwise, in a winding up, the principal amount of, and payments and any Missed Payments on, any series of capital securities will be subordinate to, and subject in right of payment to the prior payment in full of, all Senior Claims.  The following are “Senior Claims” in respect of any series of capital securities:

•	all claims of our unsubordinated creditors admitted in the winding up;

•
all claims of our creditors in respect of liabilities that are, or are expressed to be, subordinated, whether only in the event of a winding up or otherwise, to the claims of our unsubordinated creditors but not further or otherwise; and

•	all other claims except those that rank, or are expressed to rank, equally with or junior to the claims of any holder of capital securities of any series.

Additional senior claims, if any, may be set forth in the accompanying prospectus supplement.

If at any time an order is made or a shareholders’ resolution is passed for a winding up, any amounts that would have been payable in respect of the capital securities of any series if, on and after the day immediately before the winding up began, any holder of those capital securities had been the holder of preference shares in our capital with a preferential right to a return of assets in the winding up over the holders of all other issued shares, including all classes of our preference shares, will be payable on those capital securities.  These amounts will be calculated assuming that such preference shares were entitled, to the exclusion of all other rights or privileges, to receive as a return of capital an amount equal to the principal amount of the capital securities of the series then outstanding, together with all payments accrued to the date of repayment at the rate provided for in those capital securities and any Missed Payments.  Accordingly, no amount will be payable in a winding up on any series of capital securities until all Senior Claims admitted in the winding up have been paid in full.

General

As a consequence of these subordination provisions, if winding up proceedings should occur, each holder may recover less ratably than the holders of our unsubordinated liabilities and, in the case of the holders of capital securities, the holders of certain of our subordinated liabilities, including the holders of subordinated debt securities.  If, in any winding up, the amount payable on any series of debt securities and any claims ranking equally with that series are not paid in full, those debt securities and other claims ranking equally will share ratably in any distribution of our assets in a winding up in proportion to the respective amounts to which they are entitled.  If any holder is entitled to any recovery with respect to the debt securities in any winding up or liquidation, the holder might not be entitled in those proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in pounds sterling or any other lawful currency of the United Kingdom.

In addition, because we are a holding company, our rights to participate in the assets of any subsidiary if it is liquidated will be subject to the prior claims of its creditors, including, in the case of our bank subsidiaries, their depositors, except to the extent that we may be a creditor with recognized claims against the subsidiary.

Additional Amounts

Unless the relevant prospectus supplement provides otherwise, we will pay any amounts to be paid by us on any series of debt securities without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any U.K. political subdivision thereof or authority that has the power to tax (a “U.K. taxing jurisdiction”), unless such deduction or withholding is required by law.  If at any time a U.K. taxing jurisdiction requires us to make such deduction or withholding, we will pay additional amounts with respect to the principal of, and payments and Missed Payments on, the debt securities (“Additional Amounts”) that are necessary in order that the net amounts paid to the holders of those debt securities, after the deduction or withholding, shall equal the amounts of principal and any payments and Missed Payments which would have been payable on that series of debt securities if the deduction or withholding had not been required.  However, this will not apply to any tax that would not have been payable or due but for the fact that:

•
the holder or the beneficial owner of the debt securities is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or physically present in, a U.K. taxing jurisdiction or otherwise having some connection with the U.K. taxing jurisdiction other than the holding or ownership of a debt security, or the collection of any payment of, or in respect of, principal of, or any payments or Missed Payments on, any debt security of the relevant series;

•	except in the case of a winding up in the United Kingdom, the relevant debt security is presented (where presentation is required) for payment in the United Kingdom;

•
the relevant debt security is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to the Additional Amounts on presenting the debt security for payment at the close of that 30 day period;

•
the holder or the beneficial owner of the relevant debt security or the beneficial owner of any payment of or in respect of principal of, or any payments or Missed Payments on, the debt security failed to comply with a request by us or our liquidator or other authorized person addressed to the holder to provide information concerning the nationality, residence or identity of the holder or the beneficial owner or to make any declaration or other similar claim to satisfy any information requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of a U.K. taxing jurisdiction as a precondition to exemption from all or part of the tax;

•
the withholding or deduction is imposed on a payment to or for the benefit of an individual and is required to be made pursuant to, in the case of capital securities and senior debt securities, European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such directive or, in the case of subordinated debt securities, any European Union Directive on the taxation of savings implementing the proposal for a European Union Directive presented by the European Commission on July 18, 2001 or any law implementing or complying with, or introduced in order to conform to, such a directive;

•
the relevant debt security is presented (where presentation is required) for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant debt security to another paying agent in a Member State of the European Union; or

•	any combination of the above items;

nor shall Additional Amounts be paid with respect to the principal of, and payments and Missed Payments on, the debt securities to any holder who is a fiduciary or partnership or settlor with respect to such fiduciary or a member of such partnership other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of any taxing jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts, had it been the holder.

Whenever we refer in this prospectus and any prospectus supplement, in any context, to the payment of the principal of or any payments, or any Missed Payments on, or in respect of, any debt security of any series, we mean to include the payment of Additional Amounts to the extent that, in the context, Additional Amounts are, were or would be payable.

Redemption

Unless the relevant prospectus supplement provides otherwise, we will, in the case of capital securities, if the solvency condition is satisfied, have the option to redeem the debt securities of any series as a whole upon not less than 30 nor more than 60 days’ notice to each holder of debt securities, on any payment date, at a redemption price equal to 100% of their principal amount together with any accrued but unpaid payments of interest in the case of senior debt securities and subordinated debt securities, and all payments and Missed Payments in the case of capital securities, to the redemption date, or, in the case of discount securities, their accreted face amount, together with any accrued interest, if we determine that as a result of a change in or amendment to the laws or regulations of a U.K. taxing jurisdiction, including any treaty to which it is a party, or a change in an official application or interpretation of those laws or regulations, including a decision of any court or tribunal, which becomes effective on or after the date of the applicable prospectus supplement:

•
in making any payments, including Missed Payments in the case of capital securities, on the particular series of debt securities, we have paid or will or would on the next payment date be required to pay Additional Amounts;

•
payments, including Missed Payments in the case of capital securities, on the next payment date in respect of any of the series of debt securities would be treated as “distributions” within the meaning of Section 209 of the Income and Corporation Taxes Act 1988 of the United Kingdom, or any statutory modification or re-enactment of the Act; or

•
on the next payment date we would not be entitled to claim a deduction in respect of the payments in computing our U.K. taxation liabilities, or the value of the deduction to us would be materially reduced.

In each case we shall be required, before we give a notice of redemption, to deliver to the trustee a written legal opinion of independent English counsel of recognized standing, selected by us, in a form satisfactory to the trustee confirming that we are entitled to exercise our right of redemption.

The relevant prospectus supplement will specify whether or not we may redeem the debt securities of any series, in whole or in part, at our option, in any other circumstances and, if so, the prices and any premium at which and the dates on which we may do so.  In the case of capital securities, redemption will only be allowed if the solvency condition is satisfied.  Any notice of redemption of debt securities of any series will state, among other items:

•	the redemption date;

•	the amount of debt securities to be redeemed if less than all of the series is to be redeemed;

•	the redemption price;

•	that the redemption price will, subject to the solvency condition, become due and payable on the redemption date and that payments will cease to accrue on such date; and

•	the place or places at which each holder may obtain payment of the redemption price.

In the case of a partial redemption, the trustee shall select the debt securities to be redeemed in any manner which it deems fair and appropriate.

We or any of our subsidiaries may at any time and from time to time purchase debt securities of any series in the open market or by tender (available to each holder of debt securities of the relevant series) or by private agreement, if applicable law allows and if, in the case of the capital securities, the solvency condition is satisfied.  Any debt securities of any series that we purchase beneficially for our own account, other than in connection with dealing in securities, will be treated as cancelled and will no longer be issued and outstanding.

Under existing U.K. Financial Services Authority (“FSA”) requirements, we may not make any redemption or repurchase of any debt securities beneficially for our own account, other than a repurchase in connection with dealing in securities, unless we give prior notice to the FSA and, in certain circumstances, it consents in advance.  The FSA may impose conditions on any redemption or repurchase.

Modification and Waiver

We and the trustee may make certain modifications and amendments of the applicable indenture with respect to any series of debt securities without the consent of the holders of the debt securities.  We may make other modifications and amendments with the consent of the holder or holders of not less than a majority in aggregate outstanding principal amount of the debt securities of the series outstanding under the indenture that are affected by the modification or amendment, voting as one class.  However, we may not make any modification or amendment without the consent of the holder of each debt security affected that would:

•	change the stated maturity of the principal amount of any subordinated debt security;

•	change the terms of any capital security to include a stated maturity date;

•
reduce the principal amount of, or in the case of subordinated debt securities, the interest rates, or any premium payable upon the redemption of, or the payments, in the case of capital securities or any Missed Payments, with respect to any debt security;

•	change our obligation (or any successor’s) to pay Additional Amounts;

•	change the currency of payment;

•	impair the right to institute suit for the enforcement of any payment due and payable;

•
reduce the percentage in aggregate principal amount of outstanding debt securities of the series necessary to modify or amend the indenture or to waive compliance with certain provisions of the indenture and any past Event of Default, Senior Debt Security Event of Default, Subordinated Debt Security Default or Capital Security Default (as such terms are defined below);

•
modify the subordination provisions or the terms of our obligations in respect of the due and punctual payment of the amounts due and payable on the debt securities in a manner adverse to the holders; or

•	modify the above requirements.

In addition, material variations in the terms and conditions of debt securities of any series, including modifications relating to subordination, redemption, Events of Default, Senior Debt Security Event of Default, Subordinated Debt Security Defaults, Capital Security Defaults or Capital Security Payment Events (as those terms are defined under the heading “Event of Default and Defaults; Limitations of Remedies” below), may require the non-objection from, or consent of, the FSA.

Events of Default and Defaults; Limitation of Remedies

Senior Debt Security Event of Default

Unless the relevant prospectus supplement provides otherwise, a “Senior Debt Security Event of Default” with respect to any series of senior debt securities shall result if:

•
we do not pay any principal or interest on any senior debt securities of that series within 14 days from the due date for payment and the principal or interest has not been duly paid within a further 14 days following written notice from the trustee or from holders of 25% in outstanding principal amount of the senior debt securities of that series to us requiring the payment to be made.  It shall not, however, be a Senior Debt Security Event of Default if during the 14 days after the notice, we satisfy the trustee that such sums were not paid in order to comply with a law, regulation or order of any court of competent jurisdiction.  Where there is doubt as to the validity or applicability of any such law, regulation or order, it shall not be a Senior Debt Security Event of Default if we act on the advice given to us during the 14 day period by independent legal advisers approved by the trustee; or

•
we breach any covenant or warranty of the senior debt indenture (other than as stated above with respect to payments when due) and that breach has not been remedied within 60 days of receipt of a written notice from the trustee certifying that in its opinion the breach is materially prejudicial to the interests of the holders of the senior debt securities of that series and requiring the breach to be remedied or from holders of at least 25% in outstanding principal amount of the senior debt securities of that series requiring the breach to be remedied; or

•
either a court of competent jurisdiction issues an order which is not successfully appealed within 30 days, or an effective shareholders’ resolution is validly adopted, for our winding-up (other than under or in connection with a scheme of reconstruction, merger or amalgamation not involving bankruptcy or insolvency).

If a Senior Debt Security Event of Default occurs and is continuing, the trustee or the holders of at least 25% in outstanding principal amount of the senior debt securities of that series may at their discretion declare the senior debt securities of that series to be due and repayable immediately (and the senior debt securities of that series shall thereby become due and repayable) at their outstanding principal amount (or at such other repayment amount as may be specified in or determined in accordance with the relevant prospectus supplement) together with accrued interest, if any, as provided in the prospectus supplement. The trustee may at its discretion and without further notice institute such proceedings as it may think suitable, against us to enforce payment. Subject to the indenture provisions for the indemnification of the trustee, the holder(s) of a majority in aggregate principal amount of the outstanding senior debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding in the name or and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series. However, this direction must not be in conflict with any rule of law or the senior debt indenture, and must not be unjustly prejudicial to the holder(s) of any senior debt securities of that series not taking part in the direction, and determined by the trustee. The trustee may also take any other action, consistent with the direction, that it deems proper.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the senior debt securities.

By accepting a senior debt security, each holder will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the senior debt securities or the applicable indenture that they might otherwise have against us, whether before or during our winding up.

Events of Default – Subordinated Debt Securities and Capital Securities

Unless the relevant prospectus supplement provides otherwise, if (i) a court of competent jurisdiction makes an order which is not successfully appealed within 30 days or (ii) an effective shareholders’ resolution is validly adopted, for our winding up, other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency, that order or resolution will constitute an “Event of Default” with respect to the debt securities of each series.  If an Event of Default occurs and is continuing, the trustee or the holder or holders of at least 25% in aggregate principal amount of the outstanding debt securities of each series may declare the principal amount of, any accrued but unpaid payments (or, in the case of discount securities, the accreted face amount, together with any accrued interest), and, in the case of capital securities, any Missed Payments, on the debt securities of the series to be due and payable immediately in accordance with the terms of the indenture.  However, after this declaration but before the trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding debt securities of the series may rescind the declaration of acceleration and its consequences, but only if all Events of Default have been remedied and all payments due, other than those due as a result of acceleration, have been made.

Subordinated Debt Security Defaults

Unless the relevant prospectus supplement provides otherwise, it shall be a “Subordinated Debt Security Default” with respect to any series of subordinated debt securities if:

•	any installment of interest upon any subordinated debt security of that series is not paid on or before its Deferred Payment Date and such failure continues for 14 days; or

•
all or any part of the principal of any subordinated debt security of that series is not paid on its Deferred Payment Date, or when it otherwise becomes due and payable, whether upon redemption or otherwise, and such failure continues for seven days.

If a Subordinated Debt Security Default occurs and is continuing, the trustee may commence a proceeding in Scotland (but not elsewhere) for our winding up, but the trustee may not declare the principal amount of any outstanding subordinated debt security due and payable. However, failure to make any payment on a series of subordinated debt securities shall not be a Subordinated Debt Security Default if it is withheld or refused in order to comply with any applicable fiscal or other law or regulation or order of any court of competent jurisdiction, or if there is doubt as to the validity or applicability of any such law, regulation or order, in accordance with advice given at any time before the expiry of the applicable 14-day or seven day period by independent legal advisers acceptable to the trustee. In the second case, the trustee may require us to take action (including proceedings for a court declaration) to resolve the doubt, if counsel advises it that such action is appropriate and reasonable in the circumstances, in which case we will immediately take and expeditiously proceed with the action and will be bound by any final resolution of the doubt. If any such action results in a determination that the relevant payment can be made without violating any applicable law, regulation or order then the payment shall become due and payable on the expiration of the applicable 14 day or seven day period after the trustee gives written notice to us informing us of such determination.

By accepting a subordinated debt security, each holder and the trustee will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the subordinated debt securities or the applicable indenture (or between our obligations under or in respect of any subordinated debt security and any liability owed by a holder or the trustee to us) that they might otherwise have against us, whether before or during our winding up.

Capital Security Defaults

Unless the relevant prospectus supplement provides otherwise, it shall be a “Capital Security Default” with respect to any series of capital securities if:

•
we fail to pay or to set aside a sum to provide for payment of any Missed Payments on or prior to the date upon which a dividend is paid on any class of our share capital, or we make a redemption or repurchase of any other capital securities of the same series other than a repurchase in connection with dealing in securities, and such failure continues for 30 days;

•
we fail to pay or to set aside a sum to provide for payment of the principal amount (and premium, if any), any accrued but unpaid payments and any Missed Payments on the date fixed for redemption of the capital security and such failure continues for seven days; or

•	any other Capital Security Default or “Capital Security Payment Event” (as defined below) provided with respect to capital securities of such series pursuant to a prospectus supplement;

provided, however, that it shall not be a Capital Security Default if we fail to make payment as described in any of the three paragraphs above and the “solvency condition” is not satisfied on the thirtieth day following such failure, in the case of the first paragraph above or on the seventh day following such failure, in the case of the second paragraph above and on the relevant day following such failure, in the case of the third paragraph above.  Our failure to make a payment specified in any of the three paragraphs above because of a failure to satisfy the “solvency condition” is referred to herein as a “Capital Security Payment Event”.

If any Capital Security Default shall occur and is continuing, the trustee may commence a judicial proceeding for the collection of the sums due and unpaid or a proceeding for our winding up in Scotland (but not elsewhere), but the trustee may not declare the principal amount of any outstanding capital security to be due and payable and in so doing any such proceedings shall not prejudice the provisions relating to subordination set out above.

By accepting a capital security, each holder and the trustee will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to such capital security or the applicable indenture (or between our obligations under or in respect of any capital securities and any liability owed by a holder or the trustee to us) that they might otherwise have against us, whether before or during our winding up.

General

The holder or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may waive any past Event of Default, Senior Debt Security Event of Default, Subordinated Debt Security Default, Capital Security Default or Capital Security Payment Event with respect to the series, except an Event of Default, Senior Debt Security Event of Default, Subordinated Debt Security Default or Capital Security Default in respect of the payment of interest, if any, or principal of (or premium, if any) or payments or, in the case of capital securities, Missed Payments on, any debt security or a covenant or provision of the applicable indenture which cannot be modified or amended without the consent of each holder of debt securities of such series.

Subject to exceptions, the trustee may, without the consent of the holders, waive or authorize a Senior Debt Security Event of Default if, in the opinion of the trustee, the Senior Debt Security Event of Default would not be materially prejudicial to the interests of the holders.

Subject to the provisions of the applicable indenture relating to the duties of the trustee, if an Event of Default, Senior Debt Security Event of Default, Subordinated Debt Security Default, Capital Security Default or Capital Security Payment Event occurs and is continuing with respect to the debt securities of any series, the trustee will be under no obligation to any holder or holders of the debt securities of the series, unless they have offered reasonable indemnity to the trustee.  Subject to the indenture provisions for the indemnification of the trustee, the holder or holders of a majority in aggregate principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series, if the direction is not in conflict with any rule of law or with the applicable indenture and the trustee does not determine that the action would be unjustly prejudicial to the holder or holders of any debt securities of any series not taking part in that direction.  The trustee may take any other action that it deems proper which is not inconsistent with that direction.

The indentures provide that the trustee will, within 90 days after the occurrence of an Event of Default, Senior Debt Security Event of Default, Subordinated Debt Security Default, Capital Security Default or Capital Security Payment Event with respect to the debt securities of any series, give to each holder of the debt securities of the affected series notice of the Event of Default, Senior Debt Security Event of Default, Subordinated Debt Security Default, Capital Security Default, or Capital Security Payment Event known to it, unless the Event of Default, Senior Debt Security Event of Default, Subordinated Debt Security Default, Capital Security Default or Capital Security Payment Event has been cured or waived.  However, the trustee shall be protected in withholding notice if it determines in good faith that withholding notice is in the interest of the holders.

We are required to furnish to the trustee annually a statement as to our compliance with all conditions and covenants under the indenture.

Consolidation, Merger and Sale of Assets; Assumption

We may, without the consent of the holders of any of the debt securities, consolidate with, merge into or transfer or lease our assets substantially as an entirety to any person, provided that any successor corporation formed by any consolidation or amalgamation, or any transferee or lessee of our assets, is a company organized under the laws of any part of the United Kingdom that assumes, by a supplemental indenture, our obligations on the debt securities and under the applicable indenture, and we procure the delivery of a customary officer’s certificate and legal opinion providing that the conditions precedent to the transaction have been complied with.

Subject to applicable law and regulation, any of our wholly-owned subsidiaries may assume our obligations under the debt securities of any series without the consent of any holder, provided that we unconditionally guarantee, on a subordinated basis in substantially the manner described under the heading “—Subordination” above, the obligations of the subsidiary under the debt securities of that series.  If we do, all of our direct obligations under the debt securities of the series and the applicable indenture shall immediately be discharged.  Any Additional Amounts under the debt securities of the series will be payable in respect of taxes imposed by the jurisdiction in which the assuming subsidiary is incorporated, subject to exceptions equivalent to those that apply to any obligation to pay Additional Amounts in respect of taxes imposed by any U.K. taxing jurisdiction, rather than taxes imposed by any U.K. taxing jurisdiction.  However, if we make payment under the guarantee, we shall be required to pay Additional Amounts related to taxes, subject to the exceptions described under the heading “—Additional Amounts” above, imposed by any U.K. taxing jurisdiction by reason of the guarantee payment.  The subsidiary that assumes our obligations will also be entitled to redeem the debt securities of the relevant series in the circumstances described in “—Redemption” above with respect to any change or amendment to, or change in the application or official interpretation of, the laws or regulations (including any treaty) of the assuming subsidiary’s jurisdiction of incorporation which occurs after the date of the assumption.  However, the determination of whether the solvency condition has been satisfied shall continue to be made with reference to us, unless applicable law requires otherwise.

An assumption of our obligations under the debt securities of any series might be deemed for U.S. federal income tax purposes to be an exchange of those debt securities for new debt securities by each beneficial owner, resulting in a recognition of taxable gain or loss for those purposes and possibly certain other adverse tax consequences.  You should consult your tax advisor regarding the U.S. federal, state and local income tax consequences of an assumption.

Governing Law

The debt securities and the indentures will be governed by and construed in accordance with the laws of the State of New York, except that, as the indentures specify, the subordination provisions of each series of debt securities and the indentures will be governed by and construed in accordance with the laws of Scotland.

Notices

All notices to holders of registered debt securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the register maintained by the trustee.

The Trustee

The Bank of New York Mellon, acting through its London Branch, One Canada Square, London E14 5AL, is the trustee under the indentures.  The trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act of 1939 (“TIA”).  Subject to the provisions of the TIA, the trustee is under no obligation to exercise any of the powers vested in it by the indentures at the request of any holder of notes, unless offered reasonable indemnity by the holder against the costs, expense and liabilities which might be incurred thereby.  We and certain of our subsidiaries maintain deposit accounts and conduct other banking transactions with The Bank of New York Mellon in the ordinary course of our business.  The Bank of New York Mellon is also the book-entry depositary with respect to certain of our debt securities and the depositary with respect to the ADSs representing certain of our preference shares, and trustee with respect to certain of our exchangeable capital securities.

Consent to Service of Process

Under the indentures, we irrevocably designate John Fawcett, Chief Financial Officer, Citizens Financial Group, Inc., as our authorized agent for service of process in any legal action or proceeding arising out of or relating to the indentures or any debt securities brought in any federal or state court in The City of New York, New York and we irrevocably submit to the jurisdiction of those courts.

DESCRIPTION OF DOLLAR PREFERENCE SHARES

The following is a summary of the general terms of the dollar preference shares of any series.  Each time that we issue dollar preference shares, we will file a prospectus supplement with the SEC, which you should read carefully.  The prospectus supplement will designate the terms of the dollar preference shares of the particular series, which are set out in the resolutions establishing the series that our board of directors or an authorized committee thereof (referred to in this section as the board of directors) adopt.  These terms may amend, supplement or be different from those summarized below, and if so the applicable prospectus supplement will state that, and the description of the dollar preference shares of that series contained in the prospectus supplement will apply.  You should also read our Articles of Association, which we have filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.  You should read the summary of the general terms of the ADR deposit agreement under which American Depositary Receipts evidencing American Depositary Shares that may represent dollar preference shares may be issued, under the heading “Description of American Depositary Receipts”.

General

Under our Articles of Association, our board of directors is authorized to provide for the issuance of dollar preference shares, in one or more series, with the dividend rights, liquidation value per share, redemption provisions, voting rights and other rights, preferences, privileges, limitations and restrictions that are set forth in resolutions providing for their issue adopted by our board of directors.  Our board of directors may only provide for the issuance of dollar preference shares of any series if a resolution of our shareholders has authorized the allotment of shares.

The dollar preference shares of any series will have the dividend rights, rights upon liquidation, redemption provisions and voting rights described below, unless the relevant prospectus supplement provides otherwise.  You should read the prospectus supplement for the specific terms of any series, including:

•	the number of shares offered, the number of shares offered in the form of ADSs and the number of dollar preference shares represented by each ADS;

•	the public offering price of the series;

•	the liquidation value per share of that series;

•	the dividend rate, or the method of calculating it;

•	the place where we will pay dividends;

•	the dates on which dividends will be payable;

•	the circumstances under which dividends may not be payable;

•	voting rights;

•	the restrictions applicable to the sale and delivery of the dollar preference shares;

•	whether and under what circumstances we will pay additional amounts on the dollar preference shares in the event of certain developments with respect to withholding tax or information reporting laws;

•	any redemption, conversion or exchange provisions;

•	any listing on a securities exchange; and

•	any other rights, preferences, privileges, limitations and restrictions relating to the series.

The prospectus supplement will also describe material U.S. and U.K. tax considerations that apply to any particular series of dollar preference shares.

The dollar preference shares of any series will rank junior as to dividends to the cumulative preference shares, equally as to dividends with other non-cumulative preference shares, the exchange preference shares of any series and the sterling preference shares, equally as to repayment of capital on a winding up or liquidation with other non-cumulative preference shares, the exchange preference shares of any series, the sterling preference shares and the cumulative preference shares and, unless the resolutions of our board of directors establishing any series of dollar preference shares specify otherwise and the related prospectus supplement so states, will rank equally in all respects with the dollar preference shares of each other series and any other of our shares which are expressed to rank equally with them.  The preferential rights to dividends of the holders of the cumulative preference shares are cumulative whereas the preferential rights to dividends of the holders of any series of dollar preference shares, any series of exchange preference shares, the euro preference shares, and any sterling preference shares will be or are non-cumulative.  Holders of dollar preference shares will have no pre-emptive rights.

The dollar preference shares will rank in priority to our ordinary shares as regards the right to receive dividends and rights to repayment of capital if we are wound up or liquidated, whether or not voluntarily.

There are no restrictions under our Articles of Association or under Scots law as currently in effect that limit the right of non-resident or foreign owners, as such, to acquire dollar preference shares of any series freely or, when entitled to vote dollar preference shares of a particular series, to vote those dollar preference shares.  There are currently no English or Scots laws, decrees, or regulations that would prevent the remittance of dividends or other payments on the dollar preference shares of any series to non-resident holders.

Dividends

Non-cumulative preferential dividends on each series of dollar preference shares will be payable at the rate or rates and on the dates set out in the relevant prospectus supplement and will accrue from their date of issue.

Pursuant to our Articles of Association, our board of directors may resolve prior to the issue and allotment of any series of dollar preference shares that full dividends on such series of dollar preference shares in respect of a particular dividend payment date will not be declared and paid if, (i) in its sole and absolute discretion, the board of directors resolves prior to the relevant dividend payment date that such dividend (or part thereof) shall not be paid or (ii) in the opinion of the board of directors, payment of a dividend would breach or cause a breach of the capital adequacy requirements of the FSA that apply at that time to us and/or any of our subsidiaries, or subject to the next following paragraph, our distributable profits, after the payment in full, or the setting aside of a sum to provide for the payment in full, of all dividends stated to be payable on or before the relevant dividend payment date on the cumulative preference shares (and any arrears of dividends thereon), are insufficient to cover the payment in full of dividends on that series of dollar preference shares and dividends on any of our other preference shares stated to be payable on the same date as the dividends on that series and ranking equally as to dividends with the dollar preference shares of that series.  The U.K. Companies Act 1985 (as amended) defines “distributable profits” as, in general terms, and subject to adjustment, accumulated realized profits less accumulated realized losses.

Unless the applicable prospectus supplement states otherwise, if dividends are to be paid but our distributable profits are, in the opinion of the board of directors, insufficient to enable payment in full of dividends on any series of dollar preference shares on any dividend payment date and also the payment in full of all other dividends stated to be payable on such date on any other non-cumulative preference shares and any other share capital expressed to rank pari passu therewith as regards participation in profits, after payment in full, or the setting aside of a sum to cover the payment in full, of all dividends stated to be payable on or before such date on any cumulative preference share, then the board of directors shall (subject always to sub-clauses (i) and (ii) of the preceding paragraph) declare and pay dividends to the extent of the available distributable profits, (if any) on a pro rata basis so that (subject as aforesaid) the amount of dividends declared per share on the dollar preference shares of the series and the dividends stated to be payable on such date on any other non-cumulative preference shares and any other share capital expressed to rank pari passu therewith as regards distribution of profits will bear to each other the same ratio that accrued dividends per share on the dollar preference shares of the series and other non-cumulative preference shares, and any other share capital expressed to rank pari passu therewith as regards participation in profits, bear to each other.

Dividends on the cumulative preference shares, including any arrears, are payable in priority to any dividends on any series of dollar preference shares, and as a result, we may not pay any dividend on any series of dollar preference shares unless we have declared and paid in full dividends on the cumulative preference shares, including any arrears.

If we have not declared and paid in full the dividend stated to be payable on any series of dollar preference shares on the most recent dividend payment date, or if we have not set aside a sum to provide for payment in full, in either case for the reasons set out in sub-clause (ii) of the second paragraph of this section, we may not declare or pay any dividends upon any of our other share capital (other than the cumulative preference shares) and we may not set aside any sum to pay such dividends, unless, on the date of declaration, we set aside an amount equal to the dividend for the then-current dividend period payable on that series of dollar preference shares to provide for the payment in full of the dividend on that series of dollar preference shares on the next dividend payment date.  If we have not declared and paid in full any dividend payable on any series of dollar preference shares on any dividend payment date, or if we have not set aside a sum to provide for payment in full, in either case for the reasons set out in sub-clause (ii) of the second paragraph of this section, we may not redeem, purchase or otherwise acquire for any consideration any of our other share capital and may not set aside any sum or establish any sinking fund to redeem, purchase or otherwise acquire them, until we have declared and paid in full dividends on that series of dollar preference shares in respect of successive dividend periods singly or together aggregating no less than 12 months.

To the extent that any dividend on any dollar preference share to which sub-clause (i) of the second paragraph of this section applies is, on any occasion, not declared and paid by reason of the exercise of the board of directors’ discretion referred to in sub-clause (i) of the second paragraph of this section, holders of such dollar preference shares shall have no claim in respect of such non-payment.  In addition, such non-payment shall not prevent or restrict (a) the declaration and payment of dividends on any other series of dollar preference shares or on any of our non-cumulative preference shares expressed to rank pari passu with our dollar preference shares, (b) the setting aside of sums for the payment of dividends referred to in (a), (c) except as set forth in the following paragraph, the redemption, purchase or other acquisition of our shares by us, or (d) except as set forth in the following paragraph, the setting aside of sums, or the establishment of sinking funds, for any such redemption, purchase or other acquisition by us.

If we have not declared and paid in full the dividend stated to be payable on any series of dollar preference shares as a result of the board of directors’ discretion referred to in sub-clause (i) of the second paragraph of this section, then we may not redeem, purchase or otherwise acquire for any consideration any of our share capital ranking after such dollar preference shares, and may not set aside any sum nor establish any sinking fund for the redemption, purchase or other acquisition thereof, until such time as we have declared and paid in full dividends on such series of dollar preference shares in respect of successive dividend periods singly or together aggregating no less than 12 months.  In addition, no dividend may be declared or paid on any of our share capital ranking after such dollar preference shares as to dividends until such time as the dividend stated to be payable on the dollar preference shares to which the discretion in sub-clause (i) of the second paragraph of this section applies in respect of a dividend period has been declared and paid in full.

No series of dollar preference shares rank after any other series of preference shares with which it is expressed to rank pari passu as regards participation in profits, by reason only of the board of directors’ discretion referred to in sub-clause (i) of the second paragraph of this section, or any dividend on that series not being paid by virtue of such discretion.

Dividends on the dollar preference shares of any series will be non-cumulative.  If the board of directors does not pay a dividend or any part of a dividend when due on a dividend payment date in respect of any series of dollar preference shares because it is not required to do so, then holders of dollar preference shares of the applicable series will have no claim in respect of the non-payment and we will have no obligation to pay the dividend accrued for the dividend period or to pay any interest on the dividend, whether or not dividends on the dollar preference shares of the series are declared for any future dividend period.  The holders of the dollar preference shares of any series will have no right to participate in our profits.

Any dividend which has remained unclaimed for 12 years from the date when it became due shall be forfeited and shall revert to us.

We will calculate the amount of dividends payable on the dollar preference shares of any series for each dividend period using the method determined by the board of directors before the shares are issued, except for any dividend period shorter than a full dividend period, for which the amount of dividend payable will be calculated on the basis of 12 30-day months, a 360-day year and the actual number of days elapsed in the period, unless the applicable prospectus supplement states otherwise. Payments of less than $0.01 will be rounded upwards.

Dividends declared on the dollar preference shares of any series will be payable to the ADR depositary or the record holders as they appear on the register on the appropriate record dates, which will be the number of days before the relevant dividend payment dates that the board of directors determines before the allotment of the particular series.  If applicable fiscal or other laws and regulations permit, each payment will be made, in the case of dollar preference shares of any series in bearer form, by dollar check drawn on, or by transfer to a dollar account maintained by the payee with, a bank in London or in The City of New York or, in the case of dollar preference shares of any series in registered form, by dollar check drawn on a bank in London or in The City of New York and mailed to the record holder at the holder’s address as it appears on the register for the dollar preference shares.  If any date on which dividends are payable on the dollar preference shares of any series is not a business day, then we will pay the dividend on the next business day, without any interest or other payment in respect of the delay, unless it falls in the next calendar month, in which case we will make the payment on the preceding business day.  A “business day” is any day on which banks are open for business, and foreign exchange dealings may be conducted, in London and The City of New York.

Liquidation Rights

If we are wound up or liquidated, whether or not voluntarily, the holders of the dollar preference shares of each series will be entitled to receive out of our surplus assets available for distribution to shareholders, after payment of arrears (if any) of dividends on the cumulative preference shares up to the date of payment, equally with our cumulative preference shares, any other series of non-cumulative preference shares then outstanding, and all of our other shares ranking equally with that series of dollar preference shares as regards participation in our surplus assets, a distribution in U.S. dollars per dollar preference share equal to the liquidation value per share, together with an amount equal to dividends for the then current dividend period accrued to the date of payment, before any distribution or payment may be made to holders of our ordinary shares or any other class of our shares ranking after the dollar preference shares of that series.  If the assets available for distribution are insufficient to pay in full the amounts payable with respect to the dollar preference shares of that series and any of our other preference shares ranking equally as to any such distribution with those dollar preference shares, the holders of those dollar preference shares and other preference shares will share ratably in any distribution of our surplus assets in proportion to the full respective preferential amounts to which they are entitled.  After payment of the full amount of the liquidation distribution to which they are entitled, the holders of the dollar preference shares will have no right or claim to any of our surplus assets and will not be entitled to any further participation in surplus assets.  If the holders of the dollar preference shares are entitled to any recovery with respect to the dollar preference shares in any winding up or liquidation, they might not be entitled in such proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in pounds sterling.

Optional Redemption

Unless the relevant prospectus supplement specifies otherwise, we may redeem the dollar preference shares of each series, at our option, in whole or in part from time to time, on any date no earlier than five years and one day after they are issued, in accordance with the notice period and at the redemption prices set forth in the prospectus supplement plus the dividends otherwise payable for the then-current dividend period accrued to the redemption date.

Each notice of redemption will specify:

•	the redemption date;

•	the particular dollar preference shares of the series to be redeemed;

•	the redemption price, specifying the amount of the accrued but unpaid dividend per share to be included and stating that dividends shall cease to accrue on redemption; and

•	the place or places where holders may surrender documents of title and obtain payment of the redemption price.

Our Articles of Association provide that no defect in the notice of redemption or in the giving of the notice will affect the validity of the redemption proceedings.

If fewer than all of the outstanding dollar preference shares of a series are to be redeemed, our Articles of Association provide that, for the purposes of determining the particular dollar preference shares to be redeemed, we shall cause a drawing to be made in the presence of our independent auditors.

If certain limitations contained in our Articles of Association, the special rights of any of our shares, and the provisions of applicable law permit (including, without limitation, the U.S. federal securities laws), we may, at any time or from time to time, purchase outstanding dollar preference shares of any series by tender, available to all holders of those dollar preference shares, in the open market, or by private agreement, in each case upon the terms and conditions that the board of directors shall determine.  Any dollar preference shares of any series that we purchase for our own account will pursuant to applicable law be treated as cancelled and will no longer be issued and outstanding.

Under existing FSA requirements, we may not redeem or purchase any dollar preference shares unless we give prior notice to the FSA and, in certain circumstances, it (i) consents in advance and (ii) at the time when the notice of redemption is given and immediately following such redemption, we are or will be (as the case may be) in compliance with our capital adequacy requirements as provided in the regulations relating to capital adequacy then in effect of the FSA. The FSA may impose conditions on any redemption or purchase.

Voting Rights

The holders of the dollar preference shares of any series will not be entitled to receive notice of, attend or vote at any general meeting of our shareholders except as provided by applicable law or as described below.

If any resolution is proposed for adoption by our shareholders varying or abrogating any of the rights attaching to the dollar preference shares of a particular series or proposing that we be wound up, the holders of the outstanding dollar preference shares will be entitled to receive notice of and to attend the general meeting of shareholders at which the resolution is to be proposed and will be entitled to speak and vote on that resolution, but not on any other resolution.  In addition, if, before any general meeting of shareholders, we have failed to pay in full the dividend payable on the dollar preference shares of a particular series for a number of dividend periods specified in the relevant prospectus supplement, the holders of the dollar preference shares of that series shall be entitled to receive notice of, attend, speak and vote at that meeting on all matters.  In these circumstances only, the rights of the holders of dollar preference shares of that series to vote shall continue until we have resumed the payment in full of dividends on the dollar preference shares of that series for the number of dividend periods specified in the prospectus supplement.  Holders of any series of dollar preference shares shall be entitled to receive notice of, attend, speak and vote at general meetings in other circumstances if the board of directors determines, as specified in the prospectus supplement.

Whenever holders of dollar preference shares are entitled to vote at a general meeting of shareholders, on a show of hands each holder present in person, and each proxy for a holder, shall have one vote and on a poll each holder present in person or by proxy shall have the number of votes for each dollar preference share of the relevant series that the board of directors determines, as specified in the relevant prospectus supplement.

Our Articles of Association provide that all resolutions shall be decided on a show of hands unless, either before or on the declaration of the result of the vote taken on a show of hands, a poll is demanded by:

•	the chairman of the meeting;

•	not less than three shareholders present in person or by proxy;

•	the ADR depositary;

•
a shareholder or shareholders, including holders of any series of dollar preference shares entitled to vote on the resolution, present in person or by proxy who represent at least 10% of the total voting rights of all shareholders entitled to vote on the resolution; or

•
a shareholder or shareholders present in person or by proxy and holding shares conferring a right to vote at the meeting on which an aggregate sum has been paid up equal to not less than 10% of the total sum paid up on all shares conferring that right.

The holders, including holders of any series of dollar preference shares at a time when they have voting rights as a result of our having failed to pay dividends on the series for the number of dividend periods specified in the applicable prospectus supplement, of not less than 10% of the paid up capital that at the relevant date carries the right of voting at our general meetings are entitled to require our board of directors to convene a general meeting.  In addition, the holders of any series of dollar preference shares may have the right to vote separately as a class in certain circumstances as described below under the heading “— Variation of Rights”.

At December 31, 2008, we had approximately 39,456,005,000 ordinary shares outstanding.  The dollar preference shares of any series will not limit our ability to issue additional ordinary shares.

Form

The dollar preference shares of any series will, when issued, be fully paid and, as such, will not be subject to a call for any additional payment.  For each dollar preference share of each series issued, an amount equal to its nominal value will be credited to our issued share capital account and an amount equal to the difference between its issue price and its nominal value will be credited to our share premium account.

The dollar preference shares of each series will be represented by a single certificate.  If in registered form, the certificate will be issued to the ADR depositary and if in bearer form the certificate will be deposited with the ADR depositary under the ADR deposit agreement.  We may consider the ADR depositary to be the holder and absolute owner of any series of dollar preference shares represented by the certificate so deposited for all purposes.  Unless the relevant prospectus supplement specifies otherwise, dollar preference shares of any series withdrawn from deposit under the ADR deposit agreement will be evidenced by share certificates in registered form without dividend coupons.  If an ADR holder elects to receive share certificates in registered form, the share certificates will be delivered at the time of withdrawal.  Unless the prospectus supplement specifies otherwise, the dollar preference shares of any series may not be withdrawn from deposit in bearer form.

Title to dollar preference shares of any series in registered form will pass by transfer and registration on the register for the dollar preference shares of the series.  Title to dollar preference shares of any series in bearer form, or to any dividend coupons appertaining to them, will pass by delivery of the relevant bearer share warrants or dividend coupons.  If our Articles of Association and the limitations described in the following paragraph and in any relevant prospectus supplement permit, dollar preference shares of a particular series in bearer form will be exchangeable for the same number of dollar preference shares of the series in registered form upon surrender of the relevant bearer share warrants and all unmatured dividend coupons, if any, appertaining to them.  Unless the prospectus supplement specifies otherwise, dollar preference shares of any series in registered form will not be exchangeable, in whole or in part, for dollar preference shares of such series in bearer form.

Each exchange or registration of transfer of dollar preference shares of any series in registered form will be effected by entry on the register for the dollar preference shares of the series kept by our registrar at its office in the United Kingdom.  Any exchange or registration of transfer will be effected without charge to the person requesting the exchange or registration, but the requesting person will be required to pay any related taxes, stamp duties or other governmental charges.  The exchange of dollar preference shares of any series in bearer form for the dollar preference shares of such series in registered form will also be subject to applicable U.K. tax laws and regulations in effect at the time of the exchange.  No exchange will be made unless any resulting taxes, stamp duties or other governmental charges have been paid to us.

Variation of Rights

If applicable law permits, the rights attached to any series of dollar preference shares may be varied or abrogated only with the written consent of the holders of 75% in nominal value of the outstanding dollar preference shares of that series or with the sanction of a special resolution passed at a separate class meeting of the holders of the outstanding dollar preference shares of that series.  A special resolution will be adopted if passed by a majority of 75% of those holders voting in person or by proxy at the meeting.  The quorum required for any such class meeting will be two persons holding or representing by proxy at least one-third in nominal amount of the outstanding dollar preference shares of the particular series affected, except at any adjourned meeting, where any two holders present in person or by proxy will constitute a quorum.

The written consent of the holders of 75% in nominal value of the outstanding dollar preference shares of a particular series or the sanction of a special resolution passed at a separate class meeting of holders of the outstanding dollar preference shares of the series will be required if our directors propose to authorize, create or increase the amount of any shares of any class or any security convertible into shares of any class ranking as regards rights to participate in our profits or assets, other than if we redeem or purchase the shares, in priority to the series of dollar preference shares.

If we have paid the most recent dividend payable on the dollar preference shares of a particular series in full, the rights attached to that series will not be deemed to be varied by the creation or issue of any further series of dollar preference shares or of any sterling preference shares or of any other further shares ranking equally as regards participation in our profits or assets with or junior to the dollar preference shares of that series, whether carrying identical rights or different rights in any respect, including as to dividend, premium on a return of capital, redemption or conversion or denominated in dollars or any other currency.

Notices of Meetings

We will cause a notice of any meeting at which holders of dollar preference shares of a particular series are entitled to vote to be mailed to each record holder of dollar preference shares of that series.  Each such notice will state:

•	the date of the meeting;

•	a description of any resolution to be proposed for adoption at the meeting on which those holders are entitled to vote; and

•	instructions for the delivery of proxies.

A holder of dollar preference shares of any series in registered form who is not registered with an address in the United Kingdom and who has not supplied an address within the United Kingdom to us for the purpose of service of notices is not entitled to receive notices of meetings.  For a description of notices that we will give to the ADR depositary and that the ADR depositary will give to ADR holders, you should see “Where You Can Find More Information”.

Governing Law

The creation and issuance of the dollar preference shares of any series and the rights attached to them shall be governed by and construed in accordance with Scots law.

Registrar and Paying Agent

Unless the relevant prospectus supplement specifies otherwise, Computershare Investor Services PLC will act as registrar and paying agent for the dollar preference shares of each series.  Computershare’s current address is P.O. Box 435, Owen House, 8 Bankhead Crossway North, Edinburgh EH11 4BR, Scotland.

DESCRIPTION OF AMERICAN DEPOSITARY RECEIPTS

The following is a summary of the general terms and provisions of the ADR deposit agreement under which the ADRs will be issued.  The ADR deposit agreement is among us, The Bank of New York Mellon, as depositary, and all holders from time to time of ADRs issued under it.  This summary does not purport to be complete.  You should read the ADR deposit agreement, which we have filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.  You may also read the ADR deposit agreement at the principal offices of The Bank of New York Mellon in The City of New York and London.

American Depositary Receipts

ADRs will evidence ADSs of a particular series, which will represent dollar preference shares of a corresponding series.  Unless the relevant prospectus supplement specifies otherwise, each ADS will represent one dollar preference share, or evidence of rights to secure one dollar preference share, deposited with the ADR depositary or the London branch of The Bank of New York Mellon, as custodian.  An ADR may evidence any number of ADSs of the corresponding series.

Deposit and Withdrawal of Deposited Securities

Upon receipt of dollar preference shares of a particular series or evidence of rights to receive dollar preference shares, and subject to the terms of the ADR deposit agreement, the ADR depositary will execute and deliver at its principal office, which is presently located at 101 Barclay Street, New York, New York 10286, U.S.A., to the person or persons specified by the depositor in writing upon payment of the fees, charges and taxes provided in the ADR deposit agreement, an ADR or ADRs registered in the name of that person or persons evidencing the number of ADSs of the series corresponding to the dollar preference shares of that series.

Upon surrender of ADRs at the principal office of the ADR depositary and upon payment of the taxes, charges and fees provided in the ADR deposit agreement and subject to the terms of the ADR deposit agreement, an ADR holder is entitled to delivery to or upon its order, at the principal office of the ADR depositary or at the office of the custodian in London, of dollar preference shares of the relevant series in registered form in respect of the deposited dollar preference shares and any other documents of title evidenced by the surrendered ADRs.  The forwarding of share certificates and other documents of title for delivery at the principal office of the ADR depositary will be at the risk and expense of the ADR holder.

Dividends and Other Distributions

The ADR depositary will distribute all cash dividends or other cash distributions that it receives in respect of deposited dollar preference shares of a particular series to ADR holders in proportion to their holdings of ADSs of the series representing the dollar preference shares.  The cash amount distributed will be reduced by any amounts that we or the ADR depositary must withhold on account of taxes.

If we make any distribution other than in cash in respect of any deposited dollar preference shares of a particular series, the ADR depositary will distribute the property received by it to ADR holders in proportion to their holdings of ADSs of the series representing the dollar preference shares.  If a distribution that we make in respect of deposited dollar preference shares of a particular series consists of a dividend in, or free distribution of, dollar preference shares of that series, the ADR depositary may, if we approve, and will, if we request, distribute to ADR holders, in proportion to their holdings of ADSs of the series representing the dollar preference shares, additional ADRs for an aggregate number of ADSs of that series received as the dividend or free distribution.  If the ADR depositary does not distribute additional ADRs, each ADS of that series will from then also represent the additional dollar preference shares of the corresponding series distributed in respect of the deposited dollar preference shares before the dividend or free distribution.

If the ADR depositary determines that any distribution in property, other than cash or dollar preference shares of a particular series, cannot be made proportionately among ADR holders or if for any other reason, including any requirement that we or the ADR depositary withhold an amount on account of taxes, the ADR depositary deems that such a distribution is not feasible, the ADR depositary may dispose of all or a portion of the property in the amounts and in the manner, including by public or private sale, that it deems equitable and practicable, and it will distribute the net proceeds of any such sale or the balance of any such property after deduction of any taxes that we or the ADR depositary must withhold to ADR holders as in the case of a distribution received in cash.

Redemption of ADSs

If we redeem any dollar preference shares of a particular series, the ADR depositary will redeem, from the amounts that it receives from the redemption of deposited dollar preference shares, a number of ADSs of the series representing those dollar preference shares which corresponds to the number of deposited dollar preference shares.  The ADS redemption price will correspond to the redemption price per share payable with respect to the redeemed dollar preference shares.  If we redeem less than all of the outstanding dollar preference shares of a particular series, the ADR depositary will select the ADSs of the corresponding series to be redeemed, either by lot or in proportion to the number of dollar preference shares represented.  We must give our notice of redemption in respect of the dollar preference shares of a particular series to the ADR depositary before the redemption date and the ADR depositary will promptly deliver the notice to all holders of ADRs of the corresponding series.

Record Dates

Whenever any dividend or other distribution becomes payable or shall be made in respect of dollar preference shares of a particular series, or any dollar preference shares of a particular series are to be redeemed, or the ADR depositary receives notice of any meeting at which holders of dollar preference shares of a particular series are entitled to vote, the ADR depositary will fix a record date for the determination of the ADR holders who are entitled to receive the dividend, distribution, amount in respect of redemption of ADSs of the corresponding series, or the net proceeds of their sale, or to give instructions for the exercise of voting rights at the meeting, subject to the provisions of the ADR deposit agreement.  Such record date will be as close in time as practicable to the record date for the dollar preference shares.

Voting of the Underlying Deposited Securities

Upon receipt of notice of any meeting at which holders of dollar preference shares of a particular series are entitled to vote, the ADR depositary will, as soon as practicable thereafter, send to the record holders of ADRs of the corresponding series a notice which shall contain:

•	a summary of the notice of meeting;

•
a statement that the record holders of ADRs at the close of business on a specified record date are entitled under the ADR deposit agreement, if applicable laws and regulations and our Articles of Association permit, to instruct the ADR depositary as to the exercise of the voting rights pertaining to the dollar preference shares of the series represented by their ADSs; and

•
a brief statement of how they may give instructions, including an express indication that they may instruct the ADR depositary to give a discretionary proxy to a designated member or members of our board of directors.

The ADR depositary has agreed that it will try, if practicable, to vote or cause to be voted the dollar preference shares in accordance with any written nondiscretionary instructions of record holders of ADRs that it receives on or before the date set by the ADR depositary.  The ADR depositary has agreed not to vote the dollar preference shares except in accordance with written instructions from the record holders of ADRs.

Inspection of Transfer Books

The ADR depositary will keep books, at its transfer office in The City of New York, for the registration and transfer of ADRs that at all reasonable times will be open for inspection by ADR holders.  However, this inspection may not be for the purpose of communicating with ADR holders in the interest of a business or object other than our business or a matter related to the ADR deposit agreement or the ADRs.

Reports and Notices

The ADR depositary will make available at its principal office for inspection by ADR holders any reports and communications received from us that are both received by the ADR depositary as the holder of dollar preference shares of the applicable corresponding series and made generally available to the holders of those dollar preference shares by us, including our annual report and accounts.  The ADR depositary will also send copies of those reports to ADR holders when furnished by us as provided in the ADR deposit agreement.

On or before the first date on which we give notice, by publication or otherwise, of any meeting at which holders of the dollar preference shares of a particular series are entitled to vote, or of any reconvening of any such adjourned meeting of holders, or of the taking of any action in respect of any cash or other distributions on or any redemption of dollar preference shares of a particular series, we shall transmit to the ADR depositary a copy of the notice in the form given or to be given to holders of the dollar preference shares.  The ADR depositary will, at our expense, arrange for the prompt transmittal by the custodian to the ADR depositary of such notices, and, if we request in writing, arrange for the mailing, at our expense, of copies to all holders of ADRs evidencing ADSs of the corresponding series.

Amendment and Termination of the ADR Deposit Agreement

The form of the ADRs evidencing ADSs of a particular series and any provisions of the ADR deposit agreement relating to those ADRs may at any time and from time to time be amended by agreement between us and the ADR depositary in any respect which we may deem necessary or desirable.  Any amendment that imposes or increases any fees or charges, other than taxes and other governmental charges, or that otherwise prejudices any substantial existing right of holders of outstanding ADRs evidencing ADSs of a particular series, will not take effect as to any ADRs until 30 days after notice of the amendment has been given to the record holders of those ADRs.  Every holder of any ADR at the time an amendment becomes effective, if it has been given notice, will be deemed by continuing to hold the ADR to consent and agree to the amendment and to be bound by the ADR deposit agreement or the ADR as amended.  In no event may any amendment impair the right of any holder of ADRs to surrender ADRs and receive in return the dollar preference shares of the corresponding series and other property represented by the ADRs.

Whenever we direct, the ADR depositary has agreed to terminate the ADR deposit agreement as to dollar preference shares of any and all series and the deposited securities, ADSs and ADRs of all corresponding series by mailing a termination notice to the record holders of all those outstanding ADRs at least 30 days before the date fixed in the notice for termination.  The ADR depositary may likewise terminate the ADR deposit agreement as to dollar preference shares of any and all series and the deposited securities, ADSs and ADRs of all corresponding series by mailing a termination notice to us and the record holders of all those outstanding ADRs at any time 60 days after it has delivered to us a written notice of its election to resign, if a successor depositary has not been appointed and accepted its appointment as provided in the ADR deposit agreement.  If any ADRs evidencing ADSs of a particular series remain outstanding after the date of any termination, the ADR depositary will then discontinue the registration of transfers of those ADRs, will suspend the distribution of dividends to holders and will not give any further notices or perform any further acts under the ADR deposit agreement with respect to those ADRs, except that it will continue to collect dividends and other distributions pertaining to the dollar preference shares of the corresponding series and any other property represented by those ADRs, and will continue the delivery of dollar preference shares of the corresponding series, together with any dividends or other distributions received with respect to them and the net proceeds of the sale of any property, in exchange for ADRs surrendered to it.  At any time after two years from the date of termination of the ADR deposit agreement as to ADRs evidencing ADSs of a particular series, the ADR depositary may sell the dollar preference shares of the corresponding series and any other property represented by those ADRs and may hold the net proceeds, together with any other cash then held by it under the ADR deposit agreement in respect of those ADRs, without liability for interest, for the ratable benefit of the holders of ADRs that have not previously been surrendered.

Charges of ADR Depositary

The ADR depositary will charge the party to whom it delivers ADRs against deposits, and the party surrendering ADRs for delivery of dollar preference shares of a particular series or other deposited securities, property and cash, $5 for each 100, or fraction of 100, ADSs evidenced by the ADRs issued or surrendered.  We will pay all other charges of the ADR depositary and those of any registrar, co-transfer agent and co-registrar under the ADR deposit agreement, but, unless the relevant prospectus supplement with respect to a particular series of dollar preference shares or securities convertible into or exchangeable for dollar preference shares of any series states otherwise, we will not pay:

•	taxes, including U.K. stamp duty or U.K. stamp duty reserve tax, and other governmental charges;

•	any applicable share transfer or registration fees on deposits or withdrawals of dollar preference shares;

•
cable, telex, facsimile transmission and delivery charges which the ADR deposit agreement provides are at the expense of the holders of ADRs or persons depositing or withdrawing dollar preference shares of any series; or

•	expenses incurred or paid by the ADR depositary in any conversion of foreign currency into dollars.

You will be responsible for any taxes or other governmental charges payable on your ADRs or on the deposited securities underlying your ADRs (including U.K. stamp duty or U.K. stamp duty reserve tax, but not stamp duty reserve tax arising on issue of the securities underlying your ADRs).  The ADR depositary may refuse to transfer your ADRs or allow you to withdraw the deposited securities underlying your ADRs until such taxes or other charges are paid.  The ADR depositary may withhold any dividends or other distributions, or may sell for the account of the holder any part or all of the deposited securities evidenced by the ADR, and may apply dividends or other distributions or the proceeds of any sale in payment of the tax or other governmental charge, with the ADR holder remaining liable for any deficiency.

General

Neither the ADR depositary nor we will be liable to ADR holders if prevented or forbidden or delayed by any present or future law of any country or by any governmental authority, or by reason of any provision, present or future, of our Memorandum or Articles of Association, or any act of God or war or other circumstances beyond our control in performing our obligations under the ADR deposit agreement.  The obligations of both of us under the ADR deposit agreement are expressly limited to performing our duties without gross negligence or bad faith.

If any ADSs of a particular series are listed on one or more stock exchanges in the United States, the ADR depositary will act as registrar or, if we request or with our approval, appoint a registrar or one or more co-registrars, for registration of the ADRs evidencing the ADSs in accordance with any exchange requirements.  The registrars or co-registrars may be removed and a substitute or substitutes appointed by the ADR depositary if we request or with our approval.

The ADRs evidencing ADSs of any series are transferable on the books of the ADR depositary.  However, the ADR depositary may close the transfer books as to ADRs evidencing ADSs of a particular series at any time or from time to time when it deems it expedient to do so in connection with the performance of its duties or if we request.  As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any ADR evidencing ADSs of a particular series, or transfer and withdrawal of dollar preference shares of the corresponding series, the ADR depositary or the custodian may require the person presenting the ADR or depositing the dollar preference shares to pay a sum sufficient to reimburse it for any related tax or other governmental charge and any share transfer or registration fee and any applicable fees payable as provided in the ADR deposit agreement, and the ADR depositary may withhold any dividends or other distributions, or may sell for the account of the holder any part or all of the dollar preference shares evidenced by the ADR, and may apply dividends or other distributions or the proceeds of any sale in payment of the tax or other governmental charge, with the ADR holder remaining liable for any deficiency.  Any person presenting dollar preference shares of any series for deposit or any holder of an ADR may be required from time to time to furnish the ADR depositary or the custodian with proof of citizenship or residence, exchange control approval, information relating to the registration on our books or registers or those maintained for us by the registrar for the dollar preference shares of that series, or other information, to execute certificates and to make representations and warranties that the ADR depositary or the custodian deems necessary or proper.  Until those requirements have been satisfied, the ADR depositary may withhold the delivery or registration of transfer of any ADR or the distribution of any dividend or other distribution or proceeds of any sale or distribution.  The delivery, transfer and surrender of ADRs of any series generally may be suspended during any period when the transfer books of the ADR depositary are closed or if we or the ADR depositary deem necessary or advisable at any time or from time to time because of any requirement of law or of any government or governmental authority, body or commission, or under any provision of the ADR deposit agreement or for any other reason, subject to the provisions of the following sentence.  The surrender of outstanding ADRs of any series and withdrawal of deposited securities may only be suspended as a result of:

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temporary delays caused by closing our transfer books or those of the ADR depositary or the deposit of dollar preference shares of the corresponding series in connection with voting at a shareholders’ meeting or the payment of dividends;

•	the non-payment of fees, taxes and similar charges; and

•	compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs of the series or to the withdrawal of the deposited securities.

The ADR deposit agreement and the ADRs are governed by and construed in accordance with New York law.

PLAN OF DISTRIBUTION

We may sell relevant securities to or through underwriters or dealers and also may sell all or part of such securities directly to other purchasers or through agents.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

In connection with the sale of securities, we may compensate underwriters in the form of discounts, concessions or commissions or in any other way that the applicable prospectus supplement describes.  Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.  Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, and any discounts or commissions that we pay them and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended (the “Securities Act”).  Any such underwriter or agent will be identified, and any such compensation that we pay will be described, in the prospectus supplement.

Under agreements which we may enter into, we may be required to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act.

Each new series of debt securities or dollar preference shares will be a new issue of securities with no established trading market.  If securities of a particular series are not listed on a U.S. national securities exchange, certain broker-dealers may make a market in those securities, but will not be obligated to do so and may discontinue any market making at any time without notice.  We cannot give any assurance that any broker-dealer will make a market in securities of any series or as to the liquidity of the trading market for those securities.

To the extent an initial offering of the securities will be distributed by an affiliate of ours each such offering of securities will be conducted in compliance with the requirements of NASD Rule 2720 of the Financial Industry Regulatory Authority, which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of securities of an affiliate.  Following the initial distribution of any of these securities, affiliates of ours may offer and sell these securities in the course of their businesses as broker-dealers. Such affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise.  Such affiliates may also use this prospectus in connection with these transactions.  None of our affiliates is obligated to make a market in any of these securities and may discontinue any market-making activities at any time without notice.

Underwriting discounts and commissions on securities sold in the initial distribution will not exceed 8% of the offering proceeds.

Any underwriter, selling agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Delayed Delivery Arrangements

If so indicated in the prospectus supplement, we may authorize underwriters or other persons acting as its agents to solicit offers by certain institutions to purchase dollar preference shares or debt securities from it pursuant to contracts providing for payment and delivery on a future date.  Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us.  The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject.  The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

LEGAL OPINIONS

Our United States counsel, Davis Polk & Wardwell LLP, will pass upon certain legal matters relating to the securities.  Our Scottish solicitors, Dundas & Wilson CS LLP, will pass upon the validity of the dollar preference shares under Scots law and certain matters of Scots law relating to the subordination provisions of the securities.

EXPERTS

The consolidated financial statements as of December 31 2008 and 2007, and for each of the three years in the period ended December 31, 2008 incorporated in this prospectus, which is part of this Registration Statement, by reference and the effectiveness of RBSG’s internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference from RBSG’s Report on Form 6-K dated September 30, 2009, (which reports (1) express an unqualified opinion on the 2008 financial statements and include an explanatory paragraph stating that the consolidated financial statements for 2008, 2007 and 2006 have been restated for the retrospective adjustment related to the adoption of IFRS 2 described in Note 1 of the Accounting Policies, the change in the composition of reportable segments described in Note 38 and the consolidating financial information included in Note 43 in respect of  The Royal Bank of Scotland plc in accordance with Regulation S-X Rule 3-10, and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting).  Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

ENFORCEMENT OF CIVIL LIABILITIES

We are a public limited company incorporated and registered in Scotland, United Kingdom.  All but one of our directors and executive officers, and certain experts named in this prospectus, reside outside the United States.  All or a substantial portion of our assets and the assets of those non-resident persons are located outside the United States.  As a result, it may not be possible for investors to effect service of process within the United States upon us or those persons or to enforce against them judgments obtained in U.S. courts predicated upon civil liability provisions of the federal securities laws of the United States.  We have been advised by our Scottish solicitors, Dundas & Wilson CS LLP (as to Scots law) that, both in original actions and in actions for the enforcement of judgments of U.S. courts, there is doubt as to whether civil liabilities predicated solely upon the U.S. federal securities laws are enforceable in Scotland.

WHERE YOU CAN FIND MORE INFORMATION

Ongoing Reporting

We file reports and other information with the SEC.  You can read and copy these reports and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, U.S.A.  You may call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.  The SEC also maintains a website at http://www.sec.gov which contains in electronic form each of the reports and other information that we have filed electronically with the SEC.  You can also read this material at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York 10005, U.S.A. on which certain of our securities are listed.

We will provide the trustee for any debt securities and the ADR depositary for any dollar preference shares with our annual reports, which will include a description of operations and our annual audited consolidated financial statements.  We will also provide any trustee or ADR depositary with interim reports that will include unaudited interim summary consolidated financial information. Upon receipt, the trustee or the ADR depositary will mail the reports to all record holders of the debt securities or dollar preference shares. In addition, we will provide the trustee or the ADR depositary with all notices of meetings at which holders of debt securities or dollar preference shares are entitled to vote, and all other reports and communications that are made generally available to holders of debt securities or dollar preference shares.

Registration Statement

This prospectus is part of a registration statement that we filed with the SEC.  As exhibits to the registration statement, we have also filed the indentures, the ADR deposit agreement and our Articles of Association.  Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.  For further information, you should refer to the registration statement.  You can obtain the full registration statement from the SEC or from us.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with the SEC.  This permits us to disclose important information to you by referring to these filed documents.  Any information referred to in this way is considered part of this prospectus, and any information that we file with the SEC after the date of this prospectus will automatically be deemed to update and supersede this information.

We incorporate by reference (i) RBSG’s Annual Report on Form 20-F for the fiscal year ended December 31, 2008 filed with the SEC on April 29, 2009, as restated by RBSG’s report on Form 6-K filed with the SEC on September 30, 2009; (ii) RBSG’s report on Form 6-K furnished with the SEC on August 7, 2009 noting a change of director; (iii) RBSG’s report on Form 6-K furnished with the SEC on August 12, 2009; and (iv) RBSG’s interim report on Form 6-K including Pro Forma Financial Information filed with the SEC on September 30, 2009.  We also incorporate by reference all subsequent Annual Reports filed on Form 20-F and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and certain Reports on Form 6-K, if they state that they are incorporated by reference into this prospectus, that we furnish to the SEC after the date of this prospectus and until we or any underwriters sell all of the securities.

Upon written or oral request, we will provide free of charge a copy of any or all of the documents that we incorporate by reference into this prospectus, other than exhibits which are not specifically incorporated by reference into this prospectus.  To obtain copies you should contact us at Citizens Financial Group, Inc., 600 Washington Boulevard, Stamford, Connecticut, 06901 U.S.A; Attention: John Fawcett, telephone (203) 897 5087.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included in this prospectus are forward-looking statements.  We may make forward-looking statements in other documents filed with the SEC that are incorporated by reference into this prospectus.  Forward-looking statements can be identified by the use of forward-looking terminology such as words “expect,” “estimate,” “project,” “anticipate,” “believes,” “should,” “could,” ‘intend,” “plan,” “probability,” “risk,” “target,” “goal,” “objective,” “may,” “endeavor,” “outlook,” “optimistic,” “prospects” or by the use of similar expressions or variations on such expressions, or by the discussion of strategy or objectives.  Forward-looking statements are based on current plans, estimates and projections, and are subject to inherent risks, uncertainties and other factors which could cause actual results to differ materially from the future results expressed or implied by such forward-looking statements.

In particular, this prospectus and certain documents incorporated by reference into this prospectus include forward-looking statements relating, but not limited, to possible future write-downs and our capital planning projections, our potential exposures to various types of market risks, such as interest rate risk, foreign exchange rate risk, liquidity risk, credit risk and commodity and equity price risk.  Such statements are subject to risks and uncertainties.  For example, certain of the market risk disclosures are dependent on choices about key model characteristics, assumptions and estimates, and are subject to various limitations.  By their nature, certain of the market risk disclosures are only estimates and, as a result, actual future gains and losses could differ materially from those that have been estimated.

Other factors could also adversely affect our results or the accuracy of forward-looking statements in this prospectus, and you should not consider the factors discussed here or in our Form 20-F filed on April 29, 2009, incorporated by reference herein, to be a complete set of all potential risks or uncertainties.  We have economic, financial market, credit, legal and other specialists who monitor economic and market conditions and government policies and actions.  However, because it is difficult to predict with accuracy any changes in economic or market conditions or in governmental policies and actions, it is difficult for us to anticipate the effects that such changes could have on our financial performance and business operations.

The forward-looking statements made in this prospectus speak only as of the date of this prospectus.  We do not intend to publicly update or revise these forward-looking statements to reflect events or circumstances after the date of this prospectus, and we do not assume any responsibility to do so.  You should, however, consult any further disclosures of a forward-looking nature we made in other documents filed with the SEC that are incorporated by reference into this prospectus.  This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.

PROSPECTUS

THE ROYAL BANK OF SCOTLAND plc
fully and unconditionally guaranteed by
THE ROYAL BANK OF SCOTLAND GROUP plc

By this prospectus we may offer —

DEBT SECURITIES

We will provide the specific terms of these securities, and the manner in which they will be offered, in one or more supplements to this prospectus.  Any supplement may also add, update or change information contained, or incorporated by reference, in this prospectus.  You should read this prospectus and the supplements carefully before you invest.

You should read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information” and the heading “Incorporation of Documents by Reference”, before investing in our securities.  The amount and price of the offered securities will be determined at the time of the offering.

Investing in our debt securities involves risks that are described in the “Risk Factors” section of our annual reports filed with the Securities and Exchange Commission or in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is September 30, 2009.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (“SEC”) using a “shelf” registration or continuous offering process.  Under this shelf process, we may sell the securities described in this prospectus in one or more offerings of an unspecified amount in one or more foreign currencies or currency units.

This prospectus provides you with a general description of the debt securities we may offer, which we will refer to as the “debt securities”.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement will provide information regarding certain tax consequences of the purchase, ownership and disposition of the offered securities.  The prospectus supplement may also add to, update or change information contained in this prospectus.  If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement.  We will file each prospectus supplement with the SEC.  You should read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information”.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus.  The registration statement can be read at the SEC’s offices or obtained from the SEC’s website mentioned under the heading “Where You Can Find More Information”.

Certain Terms

In this prospectus, the terms “we”, “us”, “our” and “RBS” refer to The Royal Bank of Scotland plc, the term “RBSG” means The Royal Bank of Scotland Group plc, the term “Group” means The Royal Bank of Scotland Group plc and its subsidiaries, the term “NWB Plc” means National Westminster Bank Plc and the term “NatWest” means NWB Plc and its subsidiaries.

RBSG publishes its consolidated financial statements in pounds sterling (“£” or “sterling”), the lawful currency of the United Kingdom.  In this prospectus and any prospectus supplement, references to “dollars” and “$” are to United States dollars.

USE OF PROCEEDS

Unless we have disclosed a specific plan in the accompanying prospectus supplement, we will use the net proceeds from the sale of the securities offered by this prospectus in the general business of the Group and to strengthen further the Group’s capital base.  The Group has raised capital in various markets from time to time and we expect to continue to raise capital in appropriate markets as and when required.

THE ROYAL BANK OF SCOTLAND PLC

RBS is a public limited company incorporated in Scotland with registration number SC090312.  RBS was incorporated under Scots law on October 31, 1984.  RBS is a wholly owned subsidiary of RBSG, which is the holding company of a large global banking and financial services group and is described more fully below.  RBS had total assets of £1,877.9 billion and shareholder’s equity of £46.0 billion as at December 31, 2008.  RBS’s capital ratios were a total capital ratio of 14.2% and a Tier 1 capital ratio of 8.5% as at December 31, 2008.

RBS’s registered office is 36 St Andrew Square, Edinburgh EH2 2YB, Scotland and its principal place of business is RBS Gogarburn, PO Box 1000, Edinburgh EH12 1HQ, Scotland, telephone +44 131 626 0000.

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THE ROYAL BANK OF SCOTLAND GROUP PLC

RBSG is a public limited company incorporated in Scotland with registration number SC045551.  RBSG was incorporated under Scots law on March 25, 1968.  RBSG is the holding company of a large global banking and financial services group. Headquartered in Edinburgh, the Group operates in the United Kingdom, the United States and internationally through its two principal subsidiaries, RBS and NatWest.  Both RBS and NatWest are major U.K. clearing banks whose origins go back over 275 years.  In the United States, the Group’s subsidiary Citizens Financial Group, Inc. is a large commercial banking organisation.  The Group has a large and diversified customer base and provides a wide range of products and services to personal, commercial and large corporate and institutional customers.

The Commissioners of Her Majesty’s Treasury currently holds 70.3% of the issued ordinary share capital of RBSG.  On February 26, 2009, RBSG announced its intention to issue up to £25.5 billion of B Shares to the U.K. Government.  If all such B Shares are issued, conversion of the B Shares would increase this ownership interest to approximately 84.4% of the issued ordinary share capital of RBSG.

The Group had total assets of £2,401.7 billion and owners’ equity of £58.9 billion at December 31, 2008. The Group’s capital ratios at that date, which included the equity minority interest of the State of the Netherlands and Banco Santander, S.A. (“Santander”) in ABN AMRO Holdings N.V. (“ABN AMRO”), were a total capital ratio of 14.1%., a Core Tier 1 capital ratio of 6.8% and a Tier 1 capital ratio of 10.0%.  As of June 30, 2009, RBSG had total assets of £1,818.9 billion and owner’s equity of £55.7 billion.  RBSG’s Tier 1 and Core Tier 1 capital ratios at that date were 9.3% and 7.0%, respectively.

On October 17, 2007, RFS Holdings B.V. (“RFS Holdings”), which at the time was owned by RBSG, Fortis N.V., Fortis SA/NY, Fortis Bank Nederland (Holding) N.V. and Santander, completed the acquisition of ABN AMRO.  RFS Holdings, which is now jointly owned by RBSG, the State of the Netherlands and Santander (the “Consortium Members”), is in the process of implementing an orderly separation of the business units of ABN AMRO, with ABN AMRO’s global wholesale businesses and international retail businesses in Asia and the Middle East subject to the outcome of RBSG’s strategic review.  Certain other assets will continue to be shared by the Consortium Members.

RBSG’s registered office is 36 St Andrew Square, Edinburgh EH2 2YB, Scotland and its principal place of business is RBS Gogarburn, PO Box 1000, Edinburgh EH12 1HQ, Scotland, telephone +44 131 626 0000.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities.  Each time that we issue debt securities, we will file a prospectus supplement with the SEC, which you should read carefully.  The prospectus supplement may contain additional terms of those debt securities.  The terms presented here, together with the terms contained in the prospectus supplement, will be a description of the material terms of the debt securities, but if there is any inconsistency between the terms presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here.  You should also read the indentures under which we will issue the debt securities, which we have filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

When we refer to “debt securities” in this prospectus, we mean the senior debt securities.  Senior debt securities will be issued under a senior debt indenture.  The senior debt indenture is a contract between RBS, The Bank of New York Mellon as trustee, and RBSG, as guarantor.  The indenture does not limit our ability to incur additional indebtedness, including additional senior indebtedness.

General

The debt securities are not deposits and are not insured or guaranteed by the U.S. Federal Deposit Insurance Corporation or any other government agency of the United States or the United Kingdom.

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The indentures do not limit the amount of debt securities that we may issue.  We may issue debt securities in one or more series.  The relevant prospectus supplement for any particular series of debt securities will describe the terms of the offered debt securities, including some or all of the following terms:

•	their specific designation, authorized denomination and aggregate principal amount;

•	the price or prices at which they will be issued;

•	whether such debt securities will be dated debt securities with a specified maturity date or undated debt securities with no specified maturity date;

•	the annual interest rate or rates, or how to calculate the interest rate or rates;

•	the date or dates from which interest, if any, will accrue or the method, if any, by which such date or dates will be determined;

•
whether payments are subject to a condition that we are able to make such payment and remain able to pay our debts as they fall due and our assets continue to exceed our liabilities (other than subordinated liabilities);

•	the times and places at which any interest payments are payable;

•	the terms of any mandatory or optional redemption, including the amount of any premium;

•	any modifications or additions to the events of defaults with respect to the debt securities offered;

•	any provisions relating to conversion or exchange for other securities issued by us;

•	the currency or currencies in which they are denominated and in which we will make any payments;

•	any index used to determine the amount of any payments on the debt securities;

•	any restrictions that apply to the offer, sale and delivery of the debt securities and the exchange of debt securities of one form for debt securities of another form;

•
whether and under what circumstances, if other than those described in this prospectus, we will pay additional amounts on the debt securities following certain developments with respect to withholding tax or information reporting laws and whether, and on what terms, if other than those described in this prospectus, we may redeem the debt securities following those developments;

•	the terms of any mandatory or optional exchange; and

•	any listing on a securities exchange.

In addition, the prospectus supplement will describe the material U.S. federal and U.K. tax considerations that apply to any particular series of debt securities.

Debt securities may bear interest at a fixed rate or a floating rate.  Holders of debt securities shall have no voting rights except those described under the heading “— Modification and Waiver” below.

Guarantee

RBSG will fully and unconditionally guarantee payment in full to the holders of senior debt securities issued by us.  The guarantee is set forth in, and forms part of, the indenture under which senior debt securities will be issued by us.  If, for any reason, we do not make any required payment in respect of our senior debt securities when due, RBSG will cause the payment to be made to or to the order of the applicable trustee.  The guarantee will be on a senior basis when the guaranteed debt securities are issued under the senior indenture.  Holders of senior debt securities issued by us may sue RBSG to enforce their rights under the guarantee without first suing any other

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person or entity.  RBSG may, without the consent of the holders of the debt securities, assume all of our rights and obligations under the debt securities and upon such assumption, we will be released from its liabilities under the senior debt indenture and the senior debt securities.

Form of Debt Securities; Book-Entry System

General

Unless the relevant prospectus supplement states otherwise, the debt securities shall initially be represented by one or more global securities in registered form, without coupons attached, and will be deposited with or on behalf of one or more depositary, including, without limitation, The Depository Trust Company (“DTC”), Euroclear Bank S.A./N.V. (“Euroclear Bank”), as operator of the Euroclear System (“Euroclear”) and/or Clearstream Banking S.A. (“Clearstream Luxembourg”), and will be registered in the name of such depositary or its nominee. Unless and until the debt securities are exchanged in whole or in part for other securities that we issue or the global securities are exchanged for definitive securities, the global securities may not be transferred except as a whole by the depositary to a nominee or a successor of the depositary.

The debt securities may be accepted for clearance by DTC, Euroclear and Clearstream Luxembourg.  Unless the relevant prospectus supplement states otherwise, the initial distribution of the debt securities will be cleared through DTC only.  In such event, beneficial interests in the global debt securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including, as applicable, Euroclear and Clearstream Luxembourg.

The laws of some states may require that certain investors in securities take physical delivery of their securities in definitive form.  Those laws may impair the ability of investors to own interests in book-entry securities.

So long as the depositary, or its nominee, is the holder of a global debt security, the depositary or its nominee will be considered the sole holder of such global debt security for all purposes under the indentures.  Except as described below under the heading “—Issuance of Definitive Securities”, no participant, indirect participant or other person will be entitled to have debt securities registered in its name, receive or be entitled to receive physical delivery of debt securities in definitive form or be considered the owner or holder of the debt securities under the indentures.  Each person having an ownership or other interest in debt securities must rely on the procedures of the depositary, and, if a person is not a participant in the depositary, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest to exercise any rights and obligations of a holder under the indentures or the debt securities.

Payments on the Global Debt Security

Payments of any amounts in respect of any global securities will be made by the trustee to the depositary.  Payments will be made to beneficial owners of debt securities in accordance with the rules and procedures of the depositary or its direct and indirect participants, as applicable.  Neither we nor RBSG, nor the trustee nor any of our agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between the depositary and any beneficial owner of an interest in a global security, or the failure of the depositary or any intermediary to pass through to any beneficial owner any payments that we or RBSG make to the depositary.

The Clearing Systems

DTC, Euroclear and Clearstream Luxembourg have advised us as follows:

DTC.  DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants deposit with DTC. DTC also facilitates the post-trade settlement among direct

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participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

Euroclear.  Euroclear holds securities for its participants and clears and settles transactions between its participants through simultaneous electronic book-entry delivery against payment.  Euroclear provides various other services, including safekeeping, administration, clearance and settlement and securities lending and borrowing, and interfaces with domestic markets in several countries.  Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable law (collectively, the “Euroclear Terms and Conditions”).  The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

Clearstream Luxembourg.  Clearstream Luxembourg is incorporated under the laws of The Grand Duchy of Luxembourg as a professional depositary.  Clearstream Luxembourg holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates.  Clearstream Luxembourg provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream Luxembourg interfaces with domestic markets in several countries.

Issuance of Definitive Securities

So long as the depositary holds the global securities of a particular series of debt securities, such global securities will not be exchangeable for definitive securities of that series unless:

•
the depositary notifies the trustee that it is unwilling or unable to continue to act as depositary for the debt securities or the depositary ceases to be a clearing agency registered under the Exchange Act;

•	we or RBSG are wound up and we or RBSG fail to make a payment on the debt securities when due; or

•
at any time we determine at our option and in our sole discretion that the global securities of a particular series of debt securities should be exchanged for definitive debt securities of that series in registered form.

Each person having an ownership or other interest in a debt security must rely exclusively on the rules or procedures of the depositary as the case may be, and any agreement with any direct or indirect participant of the depositary, including Euroclear or Clearstream Luxembourg and their participants, as applicable, or any other securities intermediary through which that person holds its interest, to receive or direct the delivery of possession of any definitive security.  The indentures permit us to determine at any time and in our sole discretion that debt securities shall no longer be represented by global securities.  DTC has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global securities at the request of each DTC participant.  We would issue definitive certificates in exchange for any such beneficial interests withdrawn.

Unless otherwise specified in the prospectus supplement, definitive debt securities will be issued in registered form only.  To the extent permitted by law, we, RBSG, the trustee and any paying agent shall be entitled to treat the person in whose name any definitive security is registered as its absolute owner.

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Payments in respect of each series of definitive securities will be made to the person in whose name the definitive securities are registered as it appears in the register for that series of debt securities.  Payments will be made in respect of the debt securities by check drawn on a bank in New York or, if the holder requests, by transfer to the holder’s account in New York.  Definitive securities should be presented to the paying agent for redemption.

If we issue definitive debt securities of a particular series in exchange for a particular global debt security, the depositary, as holder of that global debt security, will surrender it against receipt of the definitive debt securities, cancel the book-entry debt securities of that series, and distribute the definitive debt securities of that series to the persons and in the amounts that the depositary specifies pursuant to the internal procedures of such depositary.

If definitive securities are issued in the limited circumstances described above, those securities may be transferred in whole or in part in denominations of any whole number of securities upon surrender of the definitive securities certificates together with the form of transfer endorsed on it, duly completed and executed at the specified office of a paying agent.  If only part of a securities certificate is transferred, a new securities certificate representing the balance not transferred will be issued to the transferor within three business days after the paying agent receives the certificate.  The new certificate representing the balance will be delivered to the transferor by uninsured post at the risk of the transferor, to the address of the transferor appearing in the records of the paying agent.  The new certificate representing the securities that were transferred will be sent to the transferee within three business days after the paying agent receives the certificate transferred, by uninsured post at the risk of the holder entitled to the securities represented by the certificate, to the address specified in the form of transfer.

Settlement

Initial settlement for each series of debt securities and settlement of any secondary market trades in the debt securities will be made in same-day funds.  Book-entry debt securities held through DTC will settle in DTC’s Same-Day Funds Settlement System.

Payments

We will make any payments of interest and, principal, on any particular series of debt securities on the dates and, in the case of payments of interest, at the rate or rates, that we set out in, or that are determined by the method of calculation described in, the relevant prospectus supplement.

Subordination

Unless the relevant prospectus supplement provides otherwise, debt securities and coupons (if any) appertaining thereto constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all of our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Additional Amounts

Unless the relevant prospectus supplement provides otherwise, we will pay any amounts to be paid by us on any series of debt securities without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any U.K. political subdivision thereof or authority that has the power to tax (a “U.K. taxing jurisdiction”), unless such deduction or withholding is required by law.  If at any time a U.K. taxing jurisdiction requires us to make such deduction or withholding, we will pay additional amounts with respect to the principal of, and payments on, the debt securities (“Additional Amounts”) that are necessary in order that the net amounts paid to the holders of those debt securities, after the deduction or withholding, shall equal the amounts of principal and any payments which would have been payable on that series of debt securities if the deduction or withholding had not been required.  However, this will not apply to any tax that would not have been payable or due but for the fact that:

•
the holder or the beneficial owner of the debt securities is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or physically present in, a U.K. taxing jurisdiction or otherwise having some connection with the U.K. taxing jurisdiction other than the holding or ownership of

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a debt security, or the collection of any payment of, or in respect of, principal of, or any payments on, any debt security of the relevant series;

•	except in the case of a winding up in the United Kingdom, the relevant debt security is presented (where presentation is required) for payment in the United Kingdom;

•
the relevant debt security is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to the Additional Amounts on presenting the debt security for payment at the close of that 30 day period;

•
the holder or the beneficial owner of the relevant debt security or the beneficial owner of any payment of or in respect of principal of, or any payments on, the debt security failed to comply with a request by us or our liquidator or other authorized person addressed to the holder to provide information concerning the nationality, residence or identity of the holder or the beneficial owner or to make any declaration or other similar claim to satisfy any information requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of a U.K. taxing jurisdiction as a precondition to exemption from all or part of the tax;

•
the withholding or deduction is imposed on a payment to or for the benefit of an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such directive;

•
the relevant debt security is presented (where presentation is required) for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant debt security to another paying agent in a Member State of the European Union; or

•	any combination of the above items;

nor shall Additional Amounts be paid with respect to the principal of, and payments on, the debt securities to any holder who is a fiduciary or partnership or settlor with respect to such fiduciary or a member of such partnership other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of any taxing jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts, had it been the holder.

Whenever we refer in this prospectus and any prospectus supplement, in any context, to the payment of the principal of or any payments on, or in respect of, any debt security of any series, we mean to include the payment of Additional Amounts to the extent that, in the context, Additional Amounts are, were or would be payable.

Redemption

Unless the relevant prospectus supplement provides otherwise, we will have the option to redeem the debt securities of any series as a whole upon not less than 30 nor more than 60 days’ notice to each holder of debt securities, on any payment date, at a redemption price equal to 100% of their principal amount together with any accrued but unpaid payments of interest, to the redemption date, or, in the case of discount securities, their accreted face amount, together with any accrued interest, if we determine that as a result of a change in or amendment to the laws or regulations of a U.K. taxing jurisdiction, including any treaty to which it is a party, or a change in an official application or interpretation of those laws or regulations, including a decision of any court or tribunal, which becomes effective on or after the date of the applicable prospectus supplement:

•	in making any payments, on the particular series of debt securities, we have paid or will or would on the next payment date be required to pay Additional Amounts;

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•
payments, on the next payment date in respect of any of the series of debt securities would be treated as “distributions” within the meaning of Section 209 of the Income and Corporation Taxes Act 1988 of the United Kingdom, or any statutory modification or re-enactment of the Act; or

•
on the next payment date we or RBSG would not be entitled to claim a deduction in respect of the payments in computing our U.K. taxation liabilities, or the value of the deduction to us would be materially reduced.

In each case we shall be required, before we give a notice of redemption, to deliver to the trustee a written legal opinion of independent English counsel of recognized standing, selected by us, in a form satisfactory to the trustee confirming that we are entitled to exercise our right of redemption.

The relevant prospectus supplement will specify whether or not we may redeem the debt securities of any series, in whole or in part, at our option, in any other circumstances and, if so, the prices and any premium at which and the dates on which we may do so.  Any notice of redemption of debt securities of any series will state, among other items:

•	the redemption date;

•	the amount of debt securities to be redeemed if less than all of the series is to be redeemed;

•	the redemption price;

•	that the redemption price will become due and payable on the redemption date and that payments will cease to accrue on such date; and

•	the place or places at which each holder may obtain payment of the redemption price.

In the case of a partial redemption, the trustee shall select the debt securities to be redeemed in any manner which it deems fair and appropriate.

We, RBSG or any of RBSG’s subsidiaries may at any time and from time to time purchase debt securities of any series in the open market or by tender (available to each holder of debt securities of the relevant series) or by private agreement, if applicable law allows.  Any debt securities of any series that we purchase beneficially for our own account, other than in connection with dealing in securities, will be treated as cancelled and will no longer be issued and outstanding.

Under existing U.K. Financial Services Authority (“FSA”) requirements, we may not make any redemption or repurchase of any debt securities beneficially for our own account, other than a repurchase in connection with dealing in securities, unless we give prior notice to the FSA and, in certain circumstances, it consents in advance.  The FSA may impose conditions on any redemption or repurchase.

Modification and Waiver

We, RBSG, and the trustee may make certain modifications and amendments of the applicable indenture with respect to any series of debt securities without the consent of the holders of the debt securities.  Other modifications and amendments may be made to the indenture with the consent of the holder or holders of not less than a majority in aggregate outstanding principal amount of the debt securities of the series outstanding under the indenture that are affected by the modification or amendment, voting as one class.  However, no modifications or amendments may be made without the consent of the holder of each debt security affected that would:

•	change the stated maturity of the principal amount of any debt security;

•	reduce the principal amount of, the interest rates, or any premium payable upon the redemption of, or the payments with respect to any debt security;

•	change any obligation (or any successor’s) to pay Additional Amounts;

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•	change the currency of payment;

•	impair the right to institute suit for the enforcement of any payment due and payable;

•
reduce the percentage in aggregate principal amount of outstanding debt securities of the series necessary to modify or amend the indenture or to waive compliance with certain provisions of the indenture and any past Senior Debt Security Event of Default, (as such term is defined below);

•	modify the terms of our obligations or RBSG’s obligations in respect of the due and punctual payment of the amounts due and payable on the debt securities in a manner adverse to the holders; or

•	modify the above requirements.

In addition, material variations in the terms and conditions of debt securities of any series, including modifications relating to redemption, Senior Debt Security Event of Default (as defined under the heading “Event of Default; Limitations of Remedies” below), may require the non-objection from, or consent of, the FSA.

Events of Default; Limitation of Remedies

Senior Debt Security Event of Default

Unless the relevant prospectus supplement provides otherwise, a “Senior Debt Security Event of Default” with respect to any series of senior debt securities shall result if:

•
we or RBSG do not pay any principal or interest on any senior debt securities of that series within 14 days from the due date for payment and the principal or interest has not been duly paid within a further 14 days following written notice from the trustee or from holders of 25% in outstanding principal amount of the senior debt securities of that series to us or RBSG requiring the payment to be made.  It shall not, however, be a Senior Debt Security Event of Default if during the 14 days after the notice, we or RBSG satisfy the trustee that such sums were not paid in order to comply with a law, regulation or order of any court of competent jurisdiction.  Where there is doubt as to the validity or applicability of any such law, regulation or order, it shall not be a Senior Debt Security Event of Default if we or RBSG act on the advice given to us during the 14 day period by independent legal advisers approved by the trustee; or

•
we or RBSG breach any covenant or warranty of the senior debt indenture (other than as stated above with respect to payments when due) and that breach has not been remedied within 60 days of receipt of a written notice from the trustee certifying that in its opinion the breach is materially prejudicial to the interests of the holders of the senior debt securities of that series and requiring the breach to be remedied or from holders of at least 25% in outstanding principal amount of the senior debt securities of that series requiring the breach to be remedied; or

•
either a court of competent jurisdiction issues an order which is not successfully appealed within 30 days, or an effective shareholders’ resolution is validly adopted, for our winding-up or RBSG’s winding-up (other than under or in connection with a scheme of reconstruction, merger or amalgamation not involving bankruptcy or insolvency).

If a Senior Debt Security Event of Default occurs and is continuing, the trustee or the holders of at least 25% in outstanding principal amount of the senior debt securities of that series may at their discretion declare the senior debt securities of that series to be due and repayable immediately (and the senior debt securities of that series shall thereby become due and repayable) at their outstanding principal amount (or at such other repayment amount as may be specified in or determined in accordance with the relevant prospectus supplement) together with accrued interest, if any, as provided in the prospectus supplement. The trustee may at its discretion and without further notice institute such proceedings as it may think suitable, against us or RBSG to enforce payment. Subject to the indenture provisions for the indemnification of the trustee, the holder(s) of a majority in aggregate principal amount of the outstanding senior debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding in the name or and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series. However, this direction must not be

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in conflict with any rule of law or the senior debt indenture, and must not be unjustly prejudicial to the holder(s) of any senior debt securities of that series not taking part in the direction, and determined by the trustee.  The trustee may also take any other action, consistent with the direction, that it deems proper.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the senior debt securities.

By accepting a senior debt security, each holder will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the senior debt securities or the applicable indenture that they might otherwise have against us or RBSG, whether before or during our winding up.

General

The holder or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may waive any past Senior Debt Security Event of Default with respect to the series, except a Senior Debt Security Event of Default, in respect of the payment of interest, if any, or principal of (or premium, if any) or payments on any debt security or a covenant or provision of the applicable indenture which cannot be modified or amended without the consent of each holder of debt securities of such series.

Subject to exceptions, the trustee may, without the consent of the holders, waive or authorize a Senior Debt Security Event of Default if, in the opinion of the trustee, the Senior Debt Security Event of Default would not be materially prejudicial to the interests of the holders.

Subject to the provisions of the applicable indenture relating to the duties of the trustee, if a Senior Debt Security Event of Default occurs and is continuing with respect to the debt securities of any series, the trustee will be under no obligation to any holder or holders of the debt securities of the series, unless they have offered reasonable indemnity to the trustee.  Subject to the indenture provisions for the indemnification of the trustee, the holder or holders of a majority in aggregate principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series, if the direction is not in conflict with any rule of law or with the applicable indenture and the trustee does not determine that the action would be unjustly prejudicial to the holder or holders of any debt securities of any series not taking part in that direction.  The trustee may take any other action that it deems proper which is not inconsistent with that direction.

The indentures provide that the trustee will, within 90 days after the occurrence of a Senior Debt Security Event of Default with respect to the debt securities of any series, give to each holder of the debt securities of the affected series notice of the Senior Debt Security Event of Default, known to it, unless the Senior Debt Security Event of Default, has been cured or waived.  However, the trustee shall be protected in withholding notice if it determines in good faith that withholding notice is in the interest of the holders.

We are required to furnish to the trustee annually a statement as to our compliance with all conditions and covenants under the indenture.

Consolidation, Merger and Sale of Assets; Assumption

We or RBSG may, without the consent of the holders of any of the debt securities, consolidate with, merge into or transfer or lease our assets substantially as an entirety to any person, provided that any successor corporation formed by any consolidation or amalgamation, or any transferee or lessee of our assets, is a company organized under the laws of any part of the United Kingdom that assumes, by a supplemental indenture, our obligations or, if applicable, RBSG’s obligations, on the debt securities and under the indenture, and we procure the delivery of a customary officer’s certificate and legal opinion providing that the conditions precedent to the transaction have been complied with.

Subject to applicable law and regulation, any of our wholly-owned subsidiaries may assume our obligations under the debt securities of any series without the consent of any holder, provided that we unconditionally guarantee the obligations of the subsidiary under the debt securities of that series.  If we do, all of our direct obligations under the debt securities of the series and the applicable indenture shall immediately be discharged.  Any Additional

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Amounts under the debt securities of the series will be payable in respect of taxes imposed by the jurisdiction in which the assuming subsidiary is incorporated, subject to exceptions equivalent to those that apply to any obligation to pay Additional Amounts in respect of taxes imposed by any U.K. taxing jurisdiction, rather than taxes imposed by any U.K. taxing jurisdiction.  However, if we make payment under the guarantee, we shall be required to pay Additional Amounts related to taxes, subject to the exceptions described under the heading “—Additional Amounts” above, imposed by any U.K. taxing jurisdiction by reason of the guarantee payment.  The subsidiary that assumes our obligations will also be entitled to redeem the debt securities of the relevant series in the circumstances described in “—Redemption” above with respect to any change or amendment to, or change in the application or official interpretation of, the laws or regulations (including any treaty) of the assuming subsidiary’s jurisdiction of incorporation which occurs after the date of the assumption.

An assumption of our obligations under the debt securities of any series might be deemed for U.S. federal income tax purposes to be an exchange of those debt securities for new debt securities by each beneficial owner, resulting in a recognition of taxable gain or loss for those purposes and possibly certain other adverse tax consequences.  You should consult your tax advisor regarding the U.S. federal, state and local income tax consequences of an assumption.

Governing Law

The debt securities and the indentures will be governed by and construed in accordance with the laws of the State of New York.

Notices

All notices to holders of registered debt securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the register maintained by the trustee.

The Trustee

The Bank of New York Mellon, acting through its London Branch, One Canada Square, London E14 5AL, is the trustee under the indenture.  The trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act of 1939 (“TIA”).  Subject to the provisions of the TIA, the trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of notes, unless offered reasonable indemnity by the holder against the costs, expense and liabilities which might be incurred thereby.  We, RBSG and certain of RBSG’s subsidiaries maintain deposit accounts and conduct other banking transactions with The Bank of New York Mellon in the ordinary course of our business.  The Bank of New York Mellon is also the book-entry depositary with respect to certain of RBSG’s debt securities and the depositary with respect to the ADSs representing certain of RBSG’s preference shares, and trustee with respect to certain of RBSG’s exchangeable capital securities.

Consent to Service of Process

Under the indenture, we and RBSG irrevocably designate John Fawcett, Chief Financial Officer, Citizens Financial Group, Inc., as our authorized agent for service of process in any legal action or proceeding arising out of or relating to the indentures or any debt securities brought in any federal or state court in The City of New York, New York and we and RBSG irrevocably submit to the jurisdiction of those courts.

PLAN OF DISTRIBUTION

We may sell relevant securities to or through underwriters or dealers and also may sell all or part of such securities directly to other purchasers or through agents.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

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In connection with the sale of securities, we may compensate underwriters in the form of discounts, concessions or commissions or in any other way that the applicable prospectus supplement describes.  Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.  Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, and any discounts or commissions that we pay them and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended (the “Securities Act”).  Any such underwriter or agent will be identified, and any such compensation that we pay will be described, in the prospectus supplement.

Under agreements which we may enter into, we may be required to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act.

Each new series of debt securities will be a new issue of securities with no established trading market.  If securities of a particular series are not listed on a U.S. national securities exchange, certain broker-dealers may make a market in those securities, but will not be obligated to do so and may discontinue any market making at any time without notice.  We cannot give any assurance that any broker-dealer will make a market in securities of any series or as to the liquidity of the trading market for those securities.

To the extent an initial offering of the securities will be distributed by an affiliate of ours each such offering of securities will be conducted in compliance with the requirements of NASD Rule 2720 of the Financial Industry Regulatory Authority, which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of securities of an affiliate.  Following the initial distribution of any of these securities, affiliates of ours may offer and sell these securities in the course of their businesses as broker-dealers. Such affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise.  Such affiliates may also use this prospectus in connection with these transactions.  None of our affiliates is obligated to make a market in any of these securities and may discontinue any market-making activities at any time without notice.

Underwriting discounts and commissions on securities sold in the initial distribution will not exceed 8% of the offering proceeds.

Any underwriter, selling agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Delayed Delivery Arrangements

If so indicated in the prospectus supplement, we may authorize underwriters or other persons acting as its agents to solicit offers by certain institutions to purchase debt securities from it pursuant to contracts providing for payment and delivery on a future date.  Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us.  The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject.  The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

LEGAL OPINIONS

Our United States counsel, Davis Polk & Wardwell LLP, will pass upon certain legal matters relating to the securities.  Our Scottish solicitors, Dundas & Wilson CS LLP, will pass upon the validity of the debt securities under Scots law.

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EXPERTS

The consolidated financial statements as of December 31 2008 and 2007, and for each of the three years in the period ended December 31, 2008 incorporated in this prospectus, which is part of this Registration Statement, by reference and the effectiveness of RBSG’s internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference from RBSG’s Report on Form 6-K dated September 30, 2009, (which reports (1) express an unqualified opinion on the 2008 financial statements and include an explanatory paragraph stating that the consolidated financial statements for 2008, 2007 and 2006 have been restated for the retrospective adjustment related to the adoption of IFRS 2 described in Note 1 of the Accounting Policies, the change in the composition of reportable segments described in Note 38 and the consolidating financial information included in Note 43 in respect of  The Royal Bank of Scotland plc in accordance with Regulation S-X Rule 3-10, and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting).  Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

ENFORCEMENT OF CIVIL LIABILITIES

We and RBSG are public limited companies incorporated and registered in Scotland, United Kingdom.  All but one of our and RBSG’s directors and executive officers, and certain experts named in this prospectus, reside outside the United States.  All or a substantial portion of our and RBSG’s assets and the assets of those non-resident persons are located outside the United States.  As a result, it may not be possible for investors to effect service of process within the United States upon us, RBSG or these persons or to enforce against us, RBSG or these persons judgments obtained in U.S. courts predicated upon civil liability provisions of the federal securities laws of the United States.  We have been advised by our Scottish solicitors, Dundas & Wilson CS LLP (as to Scots law) that, both in original actions and in actions for the enforcement of judgments of U.S. courts, there is doubt as to whether civil liabilities predicated solely upon the U.S. federal securities laws are enforceable in Scotland.

WHERE YOU CAN FIND MORE INFORMATION

Ongoing Reporting

RBSG is subject to the informational requirements of the Exchange Act an in accordance therewith, RBSG files reports and other information with the SEC.  You can read and copy these reports and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, U.S.A.  You may call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.  The SEC also maintains a website at http://www.sec.gov which contains in electronic form each of the reports and other information that we have filed electronically with the SEC.  You can also read this material at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York 10005, U.S.A. on which certain of our securities are listed.

We will provide the trustee for any debt securities with RBSG’s annual reports, which will include a description of operations and RBSG’s annual audited consolidated financial statements. We will also provide any trustee with RBSG’s interim reports that will include unaudited interim summary consolidated financial information. Upon receipt, the trustee will mail the reports to all record holders of the debt securities. In addition, we will provide the trustee with all notices of meetings at which holders of debt securities are entitled to vote, and all other reports and communications that are made generally available to holders of debt securities.

Registration Statement

This prospectus is part of a registration statement that we and RBSG filed with the SEC.  As exhibits to the registration statement, we have also filed the indentures, and RBSG’s Articles of Association.  Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.  For further information, you should refer to the registration statement.  You can obtain the full registration statement from the SEC or from us or RBSG.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information that RBSG files with the SEC.  This permits us to disclose important information to you by referring to these filed documents.  Any information referred to in this way is considered part of this prospectus, and any information that RBSG files with the SEC after the date of this prospectus will automatically be deemed to update and supersede this information.

We incorporate by reference (i) RBSG’s Annual Report on Form 20-F for the fiscal year ended December 31, 2008 filed with the SEC on April 29, 2009, as restated by RBSG's report on Form 6-K filed with the SEC on September 30, 2009; (ii) RBSG’s report on Form 6-K furnished with the SEC on August 7, 2009 noting a change of director; (iii) RBSG’s report on Form 6-K furnished with the SEC on August 12, 2009; and (iv) RBSG’s interim report on Form 6-K including Pro Forma Financial Information filed with the SEC on September 30, 2009.  We also incorporate by reference all subsequent Annual Reports of RBSG filed on Form 20-F and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and certain Reports on Form 6-K, if they state that they are incorporated by reference into this prospectus, that RBSG furnishes to the SEC after the date of this prospectus and until we or any underwriters sell all of the securities.

Upon written or oral request, we will provide free of charge a copy of any or all of the documents that we incorporate by reference into this prospectus, other than exhibits which are not specifically incorporated by reference into this prospectus.  To obtain copies you should contact us at Citizens Financial Group, Inc., 600 Washington Boulevard, Stamford, Connecticut, 06901 U.S.A; Attention: John Fawcett, telephone (203) 897 5087.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included in this prospectus are forward-looking statements.  We may make forward-looking statements in other documents filed with the SEC that are incorporated by reference into this prospectus.  Forward-looking statements can be identified by the use of forward-looking terminology such as words “expect,” “estimate,” “project,” “anticipate,” “believes,” “should,” “could,” ‘intend,” “plan,” “probability,” “risk,” “target,” “goal,” “objective,” “may,” “endeavor,” “outlook,” “optimistic,” “prospects” or by the use of similar expressions or variations on such expressions, or by the discussion of strategy or objectives.  Forward-looking statements are based on current plans, estimates and projections, and are subject to inherent risks, uncertainties and other factors which could cause actual results to differ materially from the future results expressed or implied by such forward-looking statements.

In particular, this prospectus and certain documents incorporated by reference into this prospectus include forward-looking statements relating, but not limited, to possible future write-downs and our capital planning projections, our potential exposures to various types of market risks, such as interest rate risk, foreign exchange rate risk, liquidity risk, credit risk and commodity and equity price risk.  Such statements are subject to risks and uncertainties.  For example, certain of the market risk disclosures are dependent on choices about key model characteristics, assumptions and estimates, and are subject to various limitations.  By their nature, certain of the market risk disclosures are only estimates and, as a result, actual future gains and losses could differ materially from those that have been estimated.

Other factors could also adversely affect our results or the accuracy of forward-looking statements in this prospectus, and you should not consider the factors discussed here or in RBSG’s Form 20-F filed on April 29, 2009, incorporated by reference herein, to be a complete set of all potential risks or uncertainties.  We have economic, financial market, credit, legal and other specialists who monitor economic and market conditions and government policies and actions.  However, because it is difficult to predict with accuracy any changes in economic or market conditions or in governmental policies and actions, it is difficult for us to anticipate the effects that such changes could have on our financial performance and business operations.

The forward-looking statements made in this prospectus speak only as of the date of this prospectus.  We do not intend to publicly update or revise these forward-looking statements to reflect events or circumstances after the date of this prospectus, and we do not assume any responsibility to do so.  You should, however, consult any further disclosures of a forward-looking nature we made in other documents filed with the SEC that are incorporated by reference into this prospectus.  This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.

14

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8.              Indemnification of Directors and Officers

Except as hereinafter set forth, there is no provision of the Memorandum and Articles of Association of The Royal Bank of Scotland Group plc (the “Company”) or any contract, arrangement or statute under which any director or officer of the Company is insured or indemnified in any manner against any liability that he may incur in his capacity as such.

Deed of Indemnity

The Company has entered into Deeds of Indemnity with the directors and officers of the Company and its wholly-owned subsidiaries (referred to herein as the “Royal Bank Group”) that, subject to certain conditions precedent, in consideration of such director or officer continuing in or accepting office as a (i) director of officer of (a) any company within the Royal Bank Group or (b) a company in which a member of the Royal Bank Group is to invest or has invested in less than 50% of the issued share capital of such company (an “Investee Company”), or (ii) an authorized or approved person (or equivalent) under the rule of any regulatory body, the Company will indemnify the director or officer, his estate and his personal representatives from all costs, charges, losses, expenses and liabilities incurred by him in the actual or purported execution and/or discharge of his duties and/or the exercise or purported exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office including any liability incurred by him as an authorized or approved person (or equivalent) (but only to the extent that such position is held in pursuance of the business of the Royal Bank Group) or in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of any company within the Royal Bank Group (or of an Investee Company) and in which decree or judgment is given in his favor (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.

Article 169 of the Company’s Articles of Association provides:

“(A)
Subject to the provisions of the 2006 Act, but without prejudice to any indemnity to which the person concerned may otherwise be entitled, every Director or other officer of the Company (including, but only if the Directors so determine, any person (whether an officer or not) engaged by the Company as auditor) shall be entitled to be indemnified out of the assets of the Company against (a) any liability incurred by him for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company, (b) any liability incurred by him in connection with the Company’s activities as a trustee of an occupational pension scheme (as defined in section 235(6) of the 2006 Act), or (c) any other liability incurred by him in relation to the Company or its affairs, provided that this Article 169(A) shall be deemed not to provide for, or entitle any such person to, indemnification to the extent that it would cause this Article 169(A), or any element of it, to be treated as void under the 2006 Act or otherwise under the Statutes.

(B)
Without prejudice to paragraph (A) above or to any indemnity to which a Director may otherwise be entitled, to the extent permitted by the Statutes and otherwise upon such terms and subject to such conditions as the Directors may in their absolute discretion think fit, the Directors shall have power to make arrangements to provide a Director with funds to meet expenditure incurred or to be incurred by him:

	(i)	in defending any criminal or civil proceedings or in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the Company or any associated company;

(ii)
in defending himself in an investigation by a regulatory authority, or against action proposed to be taken by a regulatory authority, in connection with any such alleged negligence, default, breach of duty or breach of trust as foresaid; or

	(iii)	in connection with any application referred to in section 205(5) of the 2006 Act,

or to enable a Director to avoid incurring such expenditure.

(C)
In paragraph (A) above, “liability” includes costs, charges, losses and expenses.  For the purposes of paragraph (B) above, “associated company” shall be construed in accordance with Section 256 of the 2006 Act.”

Section 232 of the Companies Act 2006 provides:

“(1)
Any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

(2)
Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company, or of an associated company, against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is void, except as permitted by—

	(a)	section 233 (provision of insurance),

	(b)	section 234 (qualifying third party indemnity provision), or

	(c)	section 235 (qualifying pension scheme indemnity provision).

(3)	This section applies to any provision, whether contained in a company’s articles or in any contract with the company or otherwise.

(4)	Nothing in this section prevents a company’s articles from making such provision as has previously been lawful for dealing with conflicts of interest.”

Section 233 of the Companies Act 2006 provides:

“Section 232(2)(voidness of provisions for indemnifying directors) does not prevent a company from purchasing and maintaining for a director of the company, or of an associated company, insurance against any such liability as is mentioned in that subsection.”

Section 234 of the Companies Act 2006 provides:

“(1)	Section 232(2)(voidness of provisions for indemnifying directors) does not apply to qualifying third party indemnity provision.

(2)	Third party indemnity provision means provision for indemnity against liability incurred by the director to a person other than the company or an associated company.

Such provision is qualifying third party indemnity provision if the following requirements are met.

(3)	The provision must not provide any indemnity against—

	(a)	any liability of the director to pay—

(i) a fine imposed in criminal proceedings, or

		(ii)	a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or

	(b)	any liability incurred by the director—

		(i)	in defending criminal proceedings in which he is convicted, or

		(ii)	in defending civil proceedings brought by the company, or an associated company, in which judgment is given against him, or

		(iii)	in connection with an application for relief (see subsection (6)) in which the court refuses to grant him relief.

(4)	The references in subsection (3)(b) to a conviction, judgment or refusal of relief are to the final decision in the proceedings.

(5)	For this purpose—

	(a)	a conviction, judgment or refusal of relief becomes final—

		(i)	if not appealed against, at the end of the period for bringing an appeal, or

		(ii)	if appealed against, at the time when the appeal (or any further appeal) is disposed of; and

	(b)	an appeal is disposed of—

		(i)	if it is determined and the period for bringing any further appeal has ended, or

		(ii)	if it is abandoned or otherwise ceases to have effect.

(6)	The reference in subsection (3)(b)(iii) to an application for relief is to an application for relief under—

section 661(3) or (4)(power of court to grant relief in case of acquisition of shares by innocent nominee), or section 1157 (general power of court to grant relief in case of honest and reasonable conduct).”

Section 235 of the Companies Act 2006 provides:

“(1)	Section 232(2)(voidness of provisions for indemnifying directors) does not apply to qualifying pension scheme indemnity provision.

(2)
Pension scheme indemnity provision means provision indemnifying a director of a company that is a trustee of an occupational pension scheme against liability incurred in connection with the company’s activities as trustee of the scheme.

Such provision is qualifying pension scheme indemnity provision if the following requirements are met.

(3)	The provision must not provide any indemnity against—

	(a)	any liability of the director to pay—

		(i)	a fine imposed in criminal proceedings, or

		(ii)	a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or

(b)	any liability incurred by the director in defending criminal proceedings in which he is convicted.

(4)	The reference in subsection (3)(b) to a conviction is to the final decision in the proceedings.

(5)	For this purpose—

	(a)	a conviction becomes final—

(i) if not appealed against, at the end of the period for bringing an appeal, or

(ii) if appealed against, at the time when the appeal (or any further appeal) is disposed of; and

	(b)	an appeal is disposed of—

(i) if it is determined and the period for bringing any further appeal has ended, or

(ii) if it is abandoned or otherwise ceases to have effect.

(6)	In this section “occupational pension scheme” means an occupational pension scheme as defined in section 150(5) of the Finance Act 2004 (c. 12) that is established under a trust.”

Section 1157 of the Companies Act 2006 provides:

“(1)	If in proceedings for negligence, default, breach of duty or breach of trust against—

	(a)	an officer of a company, or

	(b)	a person employed by a company as auditor (whether he is or is not an officer of the company),

it appears to the court hearing the case that the officer or person is or may be liable but that he acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused, the court may relieve him, either wholly or in part, from his liability on such terms as it thinks fit.

(2)	If any such officer or person has reason to apprehend that a claim will or might be made against him in respect of negligence, default, breach of duty or breach of trust—

	(a)	he may apply to the court for relief, and

(b)
the court has the same power to relieve him as it would have had if it had been a court before which proceedings against him for negligence, default, breach of duty or breach of trust had been brought.

(3)
Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant (in Scotland, the defender) ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case from the jury and forthwith direct judgment to be entered for the defendant (in Scotland, grant decree of absolvitor) on such terms as to costs (in Scotland, expenses) or otherwise as the judge may think proper.”

Any underwriters of securities registered on this registration statement will each agree, severally, to indemnify the Company’s directors, the Company’s officers who sign the registration statement and the Company’s authorized representative in the United States from and against certain civil liabilities based on information relating to such underwriter furnished in writing by such underwriter expressly for use herein.

The Company will agree to indemnify the Company’s authorized representative in the United States from and against certain directors’ and officers’ liabilities.

In addition, the Company has obtained directors’ and officers’ insurance coverage, which, subject to policy terms and limitations, includes coverage to reimburse the Company for amounts that it may be required or permitted by law to pay directors or officers of the Company and its consolidated subsidiaries.

Item 9.              Exhibits

Reference is made to the Exhibit Index included herewith which is incorporated herein by reference.

Item 10.            Undertakings

The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)           to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F, or to incorporate such financial statements by reference to a report filed pursuant to the Exchange Act, at the start of any delayed offering or throughout a continuous offering.  Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)          That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)         Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of this registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in this registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)          That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)      any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)     any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section l5(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by a final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Edinburgh, Scotland, on the 5th day of March, 2010.

THE ROYAL BANK OF SCOTLAND GROUP plc

By:	*
	Name:	Stephen Hester
	Title:	Group Chief Executive

Pursuant to the requirements of the Securities Act, as amended, this Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*
Sir Philip Hampton	(Chairman)	March 5, 2010

*
Stephen Hester	(Director and Group Chief Executive)	March 5, 2010

*
Gordon Pell	(Deputy Chief Executive)	March 5, 2010

*
Guy Whittaker	(Group Finance Director)	March 5, 2010

*
Colin Buchan	(Director)	March 5, 2010

*
Archie Hunter	(Director)	March 5, 2010

*
Joe MacHale	(Director)	March 5, 2010

*
John McFarlane	(Director)	March 5, 2010

*
Arthur “Art” Ryan	(Director)	March 5, 2010

*
Sir Sandy Crombie	(Director)	March 5, 2010

*
John Fawcett	Authorized U.S. Representative	March 5, 2010

By:	/s/ Angela McEntee
Angela McEntee
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Edinburgh, Scotland, on the 5th day of March, 2010.

THE ROYAL BANK OF SCOTLAND plc

By:	*
	Name:	Stephen Hester
	Title:	Group Chief Executive

Pursuant to the requirements of the Securities Act, as amended, this Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*
Sir Philip Hampton	(Chairman)	March 5, 2010

*
Stephen Hester	(Director and Group Chief Executive)	March 5, 2010

*
Gordon Pell	(Deputy Chief Executive)	March 5, 2010

*
Guy Whittaker	(Group Finance Director)	March 5, 2010

*
Colin Buchan	(Director)	March 5, 2010

*
Archie Hunter	(Director)	March 5, 2010

*
Joe MacHale	(Director)	March 5, 2010

Signature	Title	Date

*
John McFarlane	(Director)	March 5, 2010

*
Arthur “Art” Ryan	(Director)	March 5, 2010

*
Sir Sandy Crombie	(Director)	March 5, 2010

*
John Fawcett	Authorized U.S. Representative	March 5, 2010

By:	/s/ Angela McEntee
Angela McEntee
Attorney-in-fact

EXHIBIT INDEX

Number	Description
1.1	Form of Underwriting Agreement for the capital securities/subordinated securities of The Royal Bank of Scotland Group plc.(1)
1.2	Form of Underwriting Agreement for the dollar preference shares of The Royal Bank of Scotland Group plc.(1)
1.3	Form of Underwriting Agreement for the senior debt securities of The Royal Bank of Scotland plc.(1)
1.4	Form of Underwriting Agreement for senior debt securities of The Royal Bank of Scotland Group plc.(1)
4.1	Form of Senior Debt Indenture between The Royal Bank of Scotland plc, as Issuer, The Royal Bank of Scotland Group plc, as Guarantor, and The Bank of New York Mellon, as Trustee.(1)
4.2	Form of Subordinated Debt Indenture between The Royal Bank of Scotland Group plc and The Bank of New York Mellon, as Trustee.(1)
4.3	Form of Capital Securities Indenture between The Royal Bank of Scotland Group plc and The Bank of New York Mellon, as Trustee.(1)
4.4	Form of Senior Debt Indenture between The Royal Bank of Scotland Group plc and The Bank of New York Mellon, as Trustee.(1)
4.5*
Memorandum and Articles of Association of The Royal Bank of Scotland Group plc, as amended (filed as Exhibit 1.1 to the Annual Report filed on Form 20-F for the year ended December 31, 2008, No. 001-10306).

4.6*
Amended and Restated Deposit Agreement among the Company, The Bank of New York Mellon and all holders from time to time of American Depositary Receipts issued thereunder, including the Form of the American Depositary Receipt (previously filed in preliminary form as an Exhibit to the Registration Statement on Form F-6 filed on July 20, 2007, Registration No. 333-144756).

5.1
Opinion of Dundas & Wilson CS LLP, Scottish solicitors to the Company, as to the legality of the Non-Cumulative Dollar Preference Shares and the subordination provisions of the capital securities and the subordinated debt securities.(1)

5.2	Opinion of Davis Polk & Wardwell LLP, US counsel to the Company, as to the validity of the capital securities and the subordinated debt securities.(1)
23.1	Consent of Dundas & Wilson CS LLP (included in Exhibit 5.1 above).
23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.2 above).
23.3	Consent of Deloitte LLP.
25.1
Statement of Eligibility for the form of Senior Debt Indenture among The Royal Bank of Scotland plc, as Issuer, The Royal Bank of Scotland Group plc, as Guarantor and The Bank of New York Mellon, as Indenture Trustee (this Form T-1 would have securities descriptions of “Senior Debt Securities and Guarantees of Senior Debt Securities”).(1)

25.2
Statement of Eligibility for the form of Subordinated Debt Indenture between The Royal Bank of Scotland Group plc, as Issuer and The Bank of New York Mellon, as Indenture Trustee (this Form T-1 would have a securities description of “Subordinated Debt Securities”).(1)

25.3
Statement of Eligibility for the form of Capital Securities Indenture between The Royal Bank of Scotland Group plc, as Issuer and The Bank of New York Mellon, as Indenture Trustee (this Form T-1 would have a securities description of “Capital Securities”).(1)

25.4
Statement of Eligibility for the form of Senior Debt Indenture between The Royal Bank of Scotland Group plc, as Issuer and The Bank of New York Mellon, as Indenture Trustee (this Form T-1 would have a securities description of “Senior Debt Securities”).(1)

*          Incorporated by reference.

(1)
Previously filed as Exhibits 1.1, 1.2, 1.3, 1.4, 4.1, 4.2, 4.3, 4.4, 5.1, 5.2, 25.1, 25.2, 25.3 and 25.4 to Registration Statement No. 333-162219 filed with the Securities and Exchange Commission on September 30, 2009.

Exh-1